Table of Contents

EXECUTION COPY

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

by and among

COMPANHIA SIDERÚRGICA NACIONAL,

as Seller

BIG JUMP ENERGY PARTICIPAÇÕES S.A.,

as Buyer

ITOCHU CORPORATION,

JFE STEEL CORPORATION,

NIPPON STEEL CORPORATION,

SUMITOMO METAL INDUSTRIES, LTD.,

     KOBE STEEL, LTD.,

NISSHIN STEEL CO., LTD., and

POSCO

as Guarantors

and

NACIONAL MINÉRIOS S.A.

BRAZIL JAPAN IRON ORE CORPORATION

as Intervening Parties

relating to the sale and purchase and subscription of shares of

NACIONAL MINÉRIOS S.A.

Dated as of October 21, 2008.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

ARTICLE 11 GUARANTY	51
Section 11.1 Guarantors	51
ARTICLE 12 MISCELLANEOUS	51
Section 12.1 Approval by SBDC.	51
Section 12.2 Governing Law.	51
Section 12.3 Arbitration.	52
Section 12.4 Entire Agreement.	53
Section 12.5 Notices.	53
Section 12.6 Parties in Interest; Assignment.	56
Section 12.7 Amendments and Waivers.	56
Section 12.8 Schedules and Exhibits.	57
Section 12.9 Agreement for the Parties' Benefit Only; Non-Recourse.	57
Section 12.10Severability	57
Section 12.11Conversion of Amounts.	58
Section 12.12Confidentiality.	60

EXHIBITS

Exhibit A (Extraordinary General Shareholders Meeting and By-Laws)
Exhibit B (Off Take Agreements)
Exhibit C (Basic Operational Agreements)
Exhibit D (Amendment to Transportation Agreement)
Exhibit E (Method of Calculation of Estimated Net Debt and Final Net Debt)
Exhibit F (Method of Calculation of Estimated Working Capital, Final Working
Capital and Working Capital Reference Amount)

SCHEDULES

Schedule 1.1(iv) (Shareholders’ Agreement)
Schedule 2.2.1 (Seller’s Bank Accounts)
Schedule 2.3.2 (Buyer’s Bank Accounts)
Schedule 3.1.2 (Company’s Bank Accounts)
Schedule 6.1.6 (Consents)
Schedule 6.1.7 (Actions)
Schedule 6.1.8 (Capitalization of the Company)
Schedule 6.1.9(i) (Compliance with Applicable Law)
Schedule 6.1.9(ii) (Compliance with Applicable Law)
Schedule 6.1.11(i) (Real Estate)
Schedule 6.1.11(ii) (Real Estate)
Schedule 6.1.11(iii) (Real Estate)
Schedule 6.1.11(iv) (Real Estate)
Schedule 6.1.11(v) (Real Estate)

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Schedule 6.1.11(vi) (Mining Rights)
Schedule 6.1.11(x) (Mining Rights and Real Estate)
Schedule 6.1.11(xi) (Mining Rights and Real Estate)
Schedule 6.1.12(i) (Contracts)
Schedule 6.1.12(ii) (Contracts)
Schedule 6.1.13 (Labor Matters)
Schedule 6.1.14 (Subsidiaries)
Schedule 6.1.15(i) (Permits)
Schedule 6.1.15(ii) (Permits)
Schedule 6.1.16 (Environmental Matters)
Schedule 6.1.17 (Tax Matters)
Schedule 6.1.19 (Insurance)
Schedule 6.1.23 (Undisclosed Liabilities)
Schedule 6.1.24 (Intellectual Property)
Schedule 11.1 (Guarantors Percentage Ownership of Buyer)

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

This Share Purchase Agreement and Other Covenants (this "Agreement"), is made and entered into on October 21, 2008, by and among (A) BIG JUMP ENERGY PARTICIPAÇÕES S.A., a closely-held corporation (sociedade anônima) incorporated, organized and existing under the laws of Brazil, having its registered office at Municipality of São Paulo, State of São Paulo, at Rua da Consolação, 247, 3rd Floor, Room 85A, herein represented pursuant to its by-laws, enrolled with the Federal Taxpayers’ Registry (CNPJ/MF) under N. 09.431.882/0001 -14 ("Buyer"); (B) COMPANHIA SIDERÚRGICA NACIONAL, a publicly-held corporation (sociedade anônima) incorporated, organized and existing under the laws of Brazil, having its registered office at the Municipality of Rio de Janeiro, State of Rio de Janeiro, at Rua São José 20, group 1602 (part), enrolled with the Federal Taxpayers’ Registry (CNPJ/MF) under N. 33.042.730/0001 -04, herein represented pursuant to its bylaws ("Seller"); (C) (i) ITOCHU CORPORATION, a company incorporated, organized and existing under the Laws of Japan, having its registered office at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo, Japan, herein represented pursuant to its bylaws ("Itochu"), (ii) JFE STEEL CORPORATION, a company incorporated, organized and existing under the Laws of Japan, having its registered office at 2-2-3, Uchisaiwai-cho, Chiyoda-ku, Tokyo, Japan, herein represented pursuant to its bylaws ("JFE"), (iii) NIPPON STEEL CORPORATION, a company incorporated, organized and existing under the Laws of Japan, having its registered office at 6-3, Otemachi 2-chome, Chiyoda-ku, Tokyo 100-8071, Japan, herein represented pursuant to its by-laws ("Nippon"), (iv) SUMITOMO METAL INDUSTRIES, LTD., a company incorporated, organized and existing under the Laws of Japan, having its registered office at Triton Square Office Tower Y 8-11, Harumi 1-chome, Chuo-ku, Tokyo, 104-6111, Japan, herein represented pursuant to its articles of association ("Sumitomo"), (v) KOBE STEEL, LTD., a company incorporated, organized and existing under the Laws of Japan, having its registered office at 3-chome at 10-26, Wakinohama-cho 2-chome, Chuo-Ku, Kobe, 651-8585, Japan, herein represented pursuant to its articles of association ("Kobe"), (vi) NISSHIN STEEL CO., LTD., a company incorporated, organized and existing under the Laws of Japan, having its registered office at 4-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo 100-8366, Japan, herein represented pursuant to its articles of association ("Nisshin") and (vii) POSCO a company incorporated, organized and existing under the Laws of Korea, having its registered office at 892 Daechi 4-dong Gangnam-gu, Seoul, 135-777, Korea, herein represented pursuant to its by-laws ("Posco" and together with Itochu, JFE, Nippon, Sumitomo, Kobe and Nisshin, the "Guarantors") and (D) as an intervening parties, (i) NACIONAL MINÉRIOS S.A., a closely-held corporation (sociedade anônima) incorporated, organized and existing under the laws of Brazil, herein represented pursuant to its by-laws (the "Company") and (ii) Brazil Japan Iron Ore Corporation, a corporation duly organized and existing under the laws of Japan, with its head office located at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-8077, Japan, herein represented pursuant to its by-laws ("Japanese SPC"). Seller and Buyer are referred to herein, individually, as a "Party" and, collectively, as the "Parties". Capitalized terms used in this Agreement and not defined in context have the definitions set forth in Section 1.1.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

RECITALS:

A. Seller owns common shares, with no par value, representing 100% of the outstanding capital stock of the Company, including shares transferred to the members of the Board of Directors (conselho de administração) appointed by Seller (the "Company Shares"), which has its registered office at Logradouro Casa de Pedra, without number, part, Municipality of Congonhas, State of Minas Gerais, enrolled with the Federal Taxpayer's Registry (CNPJ/MF) under N. 08.446.702/0001 -05; and

B. Buyer wants to (i) acquire a certain percentage of shares issued by the Company from Seller and (ii) invest in the Company, upon the terms and conditions set forth in this Agreement. In addition, Seller and Buyer desire to enter into other transactions contemplated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

Article 1
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions.

As used herein, the following terms shall have the following meanings:

"Acquired Shares" shall have the meaning ascribed to it in Section 2.1.

"Acquired Shares Price" shall have the meaning ascribed to it in Section 2.2.1.

"Acquired Shares Adjusted Price" shall have the meaning ascribed to it in Section 2.3.2(a) .

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Action" means any litigation, action, suit, proceeding, condemnation, investigation, judicial or administrative claim, or audit commenced, brought or conducted by or before or with any court or other Governmental Authority, or any arbitration proceeding.

"Agreement" shall have the meaning ascribed to it in the recitals.

"Agreement to Closing" shall have the meaning ascribed to it in Section 4.1.1.

"Amendment to Transportation Agreement" shall have the meaning ascribed to it in Section 5.1.8.

"Applicable Law" means any constitution, statute, law, regulation, rule, ruling, charge, order, writ, injunction, judgment or decree of or by any Governmental Authority applicable to such Person or its business, properties or assets.

"Arbitral Tribunal" shall have the meaning ascribed to it in Section 12.3.2.

"Argentina" shall have the meaning ascribed to it in Section 5.1.10.

"Basic Operational Agreements" shall have the meaning ascribed to it in Section 5.1.7.

"Brazil" means the Federative Republic of Brazil.

"Business Day" means any day (excluding Saturdays and Sundays) on which commercial banks generally are open for the transactions of normal banking business (i) in the City of São Paulo, Brazil, (ii) in the City of New York, United States of America, (iii) in the City of Tokyo, Japan and (iv) in the City of Seoul, South Korea.

"Buyer" shall have the meaning ascribed to it in the recitals.

"Buyer Indemnified Party" shall have the meaning ascribed to it in Section 9.1.

"CADE" means Conselho Administrativo de Defesa Econômica.

"CdP Mine" means the Casa de Pedra mine, owned by Seller, located in the Municipality of Congonhas, State of Minas Gerais, related to the DNPM Process N. 043.306/1956, with all its goods, accessories, easements and rights granted by the DNPM and/or acquired from third parties.

"CFM" means Cia. de Fomento Mineral e Participações – CFM.

"Closing" means the closing of the purchase and sale of the Acquired Shares and the subscription and payment of the New Shares under the terms and conditions hereof.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Closing Date" shall have the meaning ascribed to it in Section 4.1.1.

"Closing Final Statement" shall have the meaning ascribed to it in Section 2.3.1.

"Company" shall have the meaning ascribed to it in the recitals.

"Company Shares" shall have the meaning ascribed to it in the recitals.

"Confidential Information" shall have the meaning ascribed to it in Section 12.12.

"Contracts" shall have the meaning ascribed to it in Section 6.1.12.

"Conversion Notice" shall have the meaning ascribed to it in Section 12.11.2(b) .

"Converted Amount" shall have the meaning ascribed to it in Section 12.11.2(b) .

"CSN Espanha" shall have the meaning ascribed to it in Section 6.1.1.

"Deductible Amount" means an amount in Reais equivalent to US$[•].1

"Deposit Notice" shall have the meaning ascribed to it in Section 12.11.2(a) .

"Deposited Amount" shall have the meaning ascribed to it in Section 12.11.2(a) .

"Dispute" shall have the meaning ascribed to it in Section 12.3.

"Dollar" means the currency in full force and effect in the United States of America.

"Environment" means any part of the environment or surroundings, including, without limitation, air (including, without limitation, that within buildings or natural or man-made structures, whether above or below ground), water (including, without limitation, territorial, coastal and inland waters and ground water and drains and sewers) and land (including, without limitation, sediment, sea bed or river bed under any water as described above, surface land and sub-surface land, and any natural or man-made structures) and wildlife (including, without limitation, plants, animals and other biological resources) and (for the avoidance of doubt) includes any of the above that forms part of a relevant Person's own property.

"Environmental Laws" means any Applicable Law, all judicial and administrative orders and determinations, all contractual obligations concerning public health and safety, pollution, protection of the Environment or destruction of natural resources, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances or the mitigation of the effects thereon, each as amended or in effect prior to or at the date of Closing.

____________________
1 Text marked as [•] denotes CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Estimated Equity Value" means US$[•], which represents the enterprise value of the Company, in the amount of US$[•], as agreed by Buyer and Seller, minus the New Shares Price, plus the positive amount, if any, by which the Estimated Working Capital exceeds the Working Capital Reference Amount, minus the positive amount, if any, by which the Working Capital Reference Amount exceeds the Estimated Working Capital, minus the amount of Estimated Net Debt (whether such amount is positive or negative).

"Estimated Net Debt" means US$[•], calculated using an estimated Closing Date exchange rate of R$2.20/US$ 1.00, calculated pursuant to the method described in Exhibit E.

"Estimated Working Capital" means US$[•]calculated using an estimated Closing Date exchange rate of R$2.20/US$ 1.00, calculated pursuant to the method described in Exhibit F.

"Extraordinary General Shareholders Meeting" shall have the meaning ascribed to it in Section 3.1.1.

"Final Balance Sheet" shall have the meaning ascribed to it in Section 2.3.1(a) .

"Final Equity Value" shall have the meaning ascribed to it in Section 2.3.1(d) .

"Final Notice to Closing" shall have the meaning ascribed to it in Section 4.1.2.

"Final Net Debt" shall have the meaning ascribed to it in Section 2.3.1(c) .

"Final Working Capital" shall have the meaning ascribed to it in Section 2.3.1(b) .

"Financial Statements" means (i) the audited consolidated and unconsolidated balance sheets, statements of income, changes in stockholders’ equity and cash flow of the Company as of and for the fiscal years ended on December 31, 2006 and December 31, 2007 and (ii) the unaudited consolidated and unconsolidated balance sheet, statements of income, changes in stockholders’ equity and cash flow of the Company as of and for the quarter ended on September 30, 2008.

"Free Lease (Comodato) Agreements" means the agreements entered into, on the date hereof, between the Company and Seller, relating to (a) the area in which the new magnetic concentrator for B-IV and B-V Tailing Dams will be built as per the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects) (as defined herein); and (b) the area of approximately 200 m2 to be used by the Company for administrative activities related to port shipment of iron ore, as per the Port Operating Services Agreement (as defined herein).

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"GAAP" means generally accepted accounting principles applicable in the country for which any particular financial statements of a company are prepared, as in effect as at the time such financial statements are prepared.

"Governmental Approval" means any consent, approval, order, permit, waiver or authorization for, notice to, or registry, declaration or filing before, any Governmental Authority.

"Governmental Authority" means any supranational, federal, national, state, municipal, local or similar government, governmental, regulatory, administrative or tax authority, agency or commission or any court, tribunal, or judicial or arbitral body.

"Governmental Order" means any preliminary or final order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with, issued or granted by any Governmental Authority.

"Guarantors" shall have the meaning ascribed to it in the recitals.

"Hazardous Substance" means any pollutants, contaminants or chemicals, and any industrial, toxic or otherwise hazardous materials, substances or wastes with respect to which limits, Liabilities or standards of conduct are imposed under any Environmental Laws, including, without limitation, petroleum and petroleum-related substances, products, by-products and wastes, asbestos, urea formaldehyde and lead-based paint.

"High Silica ROM Iron Ore Supply Contract" means the agreement entered into, on the date hereof, among the Company and Seller, as parties, and Buyer, Japanese SPC and Posco, as intervening parties, whereby Seller shall supply, and the Company shall acquire, crude unprocessed iron ore with high silica (SiO2) content on a run-of-mine (ROM) basis from CdP Mine, in accordance with the terms and conditions provided therein.

"ICC Court" shall have the meaning ascribed to it in Section 12.3.2.

"ICC Rules" shall have the meaning ascribed to it in Section 12.3.1.

"Indemnified Claim" shall have the meaning ascribed to it in Section 9.4.3.

"Indemnified Party" shall have the meaning ascribed to it in Section 9.4.1.

"Indemnifying Party" shall have the meaning ascribed to it in Section 9.4.1.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Independent Auditors" means KPMG, PricewaterhouseCoopers or any other international independent accounting firm chosen by consent of the Parties.

"Investment" shall have the meaning ascribed to it in Section 3.1.2.

"Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects)" means the agreement entered into, on the date hereof, among the Company and Seller, as parties, and Buyer, Japanese SPC and Posco, as intervening parties, whereby (a) Seller shall supply, and Company shall acquire, rejects resulting from the iron ore production at tailing dams B-IV and B-V of the CdP Mine and (b) Seller shall grant and Company shall receive on a loan for use basis an area where Company will set up a concentration plant to process tailing dam rejects, in accordance with the terms and conditions provided therein.

"Itaminas" means Itaminas Comércio de Minérios S.A.

"Itochu" shall have the meaning ascribed to it in the recitals.

"Japanese SPC" shall have the meaning ascribed to it in the recitals.

"JFE" shall have the meaning ascribed to it in the recitals.

"Knowledge" a Person shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is currently serving as director (membro do conselho de administração) or officer (diretor) of such Person (or in any similar capacity) has, or at any time had, actual knowledge of such fact or other matter to the extent that such individual has complied, during all times while exercising its functions, with article 153 of Law N. 6.404/76, as amended. With respect to the Company, Knowledge shall include any material facts or matters reflected in any of its minutes of the board of directors (conselho de administração), officers (diretores) or shareholders.

"Kobe" shall have the meaning ascribed to it in the recitals.

"Liabilities" means any and all debts, losses, liabilities, claims, damages, expenses, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third party claims, and any reasonable out-of-pocket costs and expenses (including reasonable legal counsels', accountants' or other fees and expenses incurred in defending any Action or in investigating any of the same or in asserting any rights hereunder).

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Lien" means any lien, pledge, security interest, charge, claim, mortgage, deed of trust, option, warrant, purchase right, lease, options, priority rights, preemptive rights, rights of first refusal, purchase preference rights, commitments, rights of conversion, rights to exchange, transfer restrictions of any nature, or other agreements or commitments, of any nature, providing for the purchase, issuance, or sale of securities, voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to any rights attributable to securities, or any other encumbrance whatsoever.

"Losses" means any and all claims, liabilities, losses, damages, fines, penalties, condemnations and costs and expenses, including reasonable attorneys' fees, court costs and other costs in connection with a Person's defense in any Actions, administrative proceedings or administrative investigations.

"Low Silica ROM Iron Ore Supply Contract" means the agreement entered into, on the date hereof, among the Company and Seller, as parties, and Buyer, Japanese SPC and Posco, as intervening parties, whereby Seller shall supply, and the Company shall acquire, crude unprocessed iron ore with low silica (SiO2) content on a run-of-mine (ROM) basis from CdP Mine, in accordance with the terms and conditions provided therein.

"Material Adverse Effect" means with respect to the Company, any event, change, circumstance, development, effect or state of facts that is or will be materially adverse to (i) the financial condition, properties, assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to timely perform its material obligations under this Agreement or the Operational Agreements or to consummate the transactions contemplated hereby or thereby; provided that a series of events collectively resulting in the same adversity shall also be considered "material".

"Mining Rights" shall have the meaning ascribed to it in Section 6.1.11.

"MRS" means MRS Logística S.A.

"MRS Shares Contribution" shall have the meaning ascribed to it in Section 5.1.9.

"Negative Adjustment Date" shall have the meaning ascribed to it in Section 3.2.1(c) .

"Negative Difference of Acquired Shares Price" shall have the meaning ascribed to it in Section 2.3.2(c) .

"Negative Difference of New Shares Price" shall have the meaning ascribed to it in Section 3.2.1(c) .

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Net Debt" means (i) the amount of any debt reflected on a consolidated balance sheet of the Company prepared in accordance with Brazilian GAAP, including, without duplication, (a) all obligations of the Company and its Subsidiaries for money borrowed; (b) all obligations of the Company and its Subsidiaries evidenced by notes, debentures, bonds or other similar instruments the payment of which the Company or any of its Subsidiaries is responsible or liable as primary obligors; (c) all payment obligations of the Company and its Subsidiaries issued or assumed for deferred purchase price payments associated with acquisitions, divestitures or other similar transactions; (d) all payment obligations of the Company and its Subsidiaries under leases required to be capitalized in accordance with Brazilian GAAP; (e) all payment obligations of the Company and its Subsidiaries for the reimbursement of any obligor on any letter of credit, banker’s acceptance, guarantees or similar credit, in each case including all accrued but unpaid interest (or interest equivalent) thereon; (f) all unpaid taxes and social charges included in Governmental Authorities refinancing programs; (g) any overdue accounts payable, of any nature, to related parties and/or third parties; and (h) any other obligation that may be considered as a like-debt transaction (such as those with defined due date, subject to interest and with any type of guarantee), minus (ii) cash and cash equivalents.

"New Shares" shall have the meaning ascribed to it in Section 3.1.1.

"New Shares Price" means the amount in Reais equivalent to US$ 3,047,637,015(three billion forty-seven million six hundred seventy-three thousand and fifteen Dollars), which represent the aggregate of the advance payment amounts as provided in the (a) High Silica ROM Iron Ore Supply Contract, (b) Low Silica ROM Iron Ore Supply Contract and (c) Port Operating Services Agreement.

"New Shares Adjusted Price" shall have the meaning ascribed to it in Section 3.2.1(a) .

"New York Bank" shall have the meaning ascribed to it in Section 12.11.2(a) .

"Nippon" shall have the meaning ascribed to it in the recitals.

"Nisshin" shall have the meaning ascribed to it in the recitals.

"NMSA Madeira" shall have the meaning ascribed to it in Section 5.1.6.

"Nogueira Duarte" means Mineração de Manganês Nogueira Duarte Ltda.

"Off Take Agreements" shall have the meaning ascribed to them in Section 5.1.6.

"Operational Agreements" shall have the meaning ascribed to it in Section 5.1.7.

"Party" shall have the meaning ascribed to it in the recitals.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Permits" means any authorization, permit, license, concession, consent, resolution, exemption, filing, grant (including water grant), registration or approval required or issued by any Governmental Authority.

"Person" means any Governmental Authority or any individual, firm, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization or other entity or organization, whether or not a legal entity.

"Port Operating Services Agreement" means the agreement entered into, on the date hereof, among the Company and Seller, as parties, and Buyer, Japanese SPC and Posco, as intervening parties, whereby Seller will provide Company with port operating services at the Itaguaí Port, in the city of Itaguaí, State of Rio de Janeiro, Brazil, in accordance with the terms provided therein.

"Posco" shall have the meaning ascribed to it in the recitals.

"Positive Adjustment Date" shall have the meaning ascribed to it in Section 3.2.1(b) .

"Positive Difference of Acquired Shares Price" shall have the meaning ascribed to it in Section 2.3.2(b) .

"Positive Difference of New Shares Price" shall have the meaning ascribed to it in Section 3.2.1(b) .

"Post-Closing Covenants" shall have the meaning ascribed to it in Section 7.2.

"Pre-Closing Covenants" shall have the meaning ascribed to it in Section 7.1.

"Provisional Decision" shall have the meaning ascribed to it in Section 9.3.3.

"Real" means the currency in full force and effect in Brazil.

"Real Estate" shall have the meaning ascribed to it in Section 6.1.11.

"Records" means any and all of the books, records, contracts, agreements and files of the Company existing on the Closing Date and all increases and additions thereto after the Closing Date, including computer records and electronic copies of such information, whether maintained by Seller, Buyer, the Company or their respective Subsidiaries.

"Relevant Areas" shall have the meaning ascribed to it in Section 7.2.1.

"Relevant Assets" shall have the meaning ascribed to it in Section 7.2.1.

"Relevant Communities" shall have the meaning ascribed to it in Section 7.2.1.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Relevant Permits" shall have the meaning ascribed to it in Section 7.2.1.

"Representative" means, with respect to any Person, any officer (diretor), director (membro do conselho de administração), principal, attorney, employee, agent, consultant, accountant or other representative of such Person.

"SBDC" means the Brazilian Antitrust System, the Sistema Brasileiro de Defesa da Concorrência.

"Seller" shall have the meaning ascribed to it in the recitals.

"Seller Indemnified Party" shall have the meaning ascribed to it in Section 9.2.

"Shareholders' Agreement" means the agreement to be entered into among each of Buyer, Seller, Japanese SPC, Posco and the Company on the Closing Date, in the exact form of Schedule 1.1(iv).

"Shares" shall have the meaning ascribed to it in the Section 3.1.1.

"Sobramil" means Sociedade Brasileira de Mineração Ltda.

"Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors (membros do conselho de administração), officers (diretores), managers (gerentes), or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary. For the avoidance of doubt, MRS shall not be deemed a Subsidiary of the Company.

"Sumitomo" shall have the meaning ascribed to it in the recitals.

"Support Agreement" means the agreement to be entered into, on the date hereof, among Seller, Buyer, JFE, Nippon, Sumitomo, Kobe, Nisshin and Posco, as parties, and the Company and Japanese SPC, as intervening parties, whereby, among other matters, Seller will provide support in relation to the following agreements: Amendment to Transportation Agreement, Port Operating Services Agreement, Off Take Agreements.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Tax Return" means any and all returns, reports, declarations, statements, bills, schedules, claims for refund or written information of or with respect to any Tax which is required to be supplied to any taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

"Taxes" means, pursuant to Applicable Law, (i) any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, due to any Governmental Authority or on behalf of third parties (including obligations resulting from acting as a retention agent, intermediary, etc.), whether disputed or not, which taxes shall include, without limiting the generality of the foregoing, all income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, such tax taken to include surtax, capital gains tax, tax on profits, tax on gross receipts, withholding tax, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, severance taxes, license charges or taxes, taxes on stock, sales and use taxes, ad valorem taxes, value added tax, custom duties, excise taxes and duties, franchise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, Transfer Taxes, workers' compensation, customs, tariffs, social security and retirement fund contributions, imposts, fees, duties, assessments, withholdings or charges of any kind (including, for example, ITR, IRPJ, CSL, PIS, COFINS, ISS, CFEM, INSS and FGTS) and other obligations of the same or of a similar nature to any of the foregoing and (ii) any Liability for the payment of any amount of a type described in item (i) above as a result of any obligations to indemnify or otherwise assume or succeed to the liability for Taxes of any other Person.

"Transition Administrative Services Agreement" means the agreement entered into, on the date hereof, among the Company and Seller whereby Seller shall share with the Company its administrative services structure and infrastructure required to the appropriate conduct of the Company’s business and operations, in accordance with terms and conditions provided therein.

"Vale" means Companhia Vale do Rio Doce.

"Vale Lawsuits" shall have the meaning ascribed to it under Section 5.1.12.

"Working Capital" means the amount equal to all current assets minus all current liabilities (excluding all transactions, accounts and balances included in the Net Debt calculation) of the Company and its Subsidiaries, determined in accordance with Brazilian GAAP.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

"Working Capital Reference Amount" means US$[•]calculated using an estimated Closing Date exchange rate of R$2.20/US$ 1.00, calculated pursuant to the method described in Exhibit F.

Section 1.2 Rules of Construction.

1.2.1 All article, section, exhibit and schedule references used in this Agreement are to articles, sections, exhibits and schedules to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

1.2.2 If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term "includes" or "including" shall mean "including without limitation." The words "hereof," "hereto," "hereby," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The phrase "the date of this Agreement," "date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the opening paragraph of this Agreement.

1.2.3 Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

1.2.4 Reference to a given agreement, instrument, document or Applicable Law is a reference to that agreement, instrument, document or Applicable Law as modified, amended, supplemented and restated through the date as of which such reference is made and, as to any Applicable Law, any successor Applicable Law.

1.2.5 The Parties acknowledge that each Party and its attorney have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

1.2.6 The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

1.2.7 All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

Article 2
PURCHASE AND SALE

Section 2.1 Purchase and Sale of the Company Shares.

At the Closing, upon the terms and subject to the conditions set forth herein, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller a number of issued and outstanding Company Shares, free and clear of any Liens, representing 0.6584139% (zero point six five eight four one three nine percent) of its total and voting capital stock (the "Acquired Shares").

Section 2.2 Purchase Price of the Acquired Shares.

2.2.1 Subject to the terms and conditions of this Agreement, and in consideration of the purchase and sale set forth herein, at the Closing Date, (i) Buyer shall pay to Seller for the purchase of the Acquired Shares the Estimated Equity Value calculated on a pro rata basis based on the percentage ownership of the Acquired Shares, representing the total amount in Reais equivalent to US$ 30,603,193 (thirty million six hundred and three thousand and one hundred ninety-three Dollars) ("Acquired Shares Price"). Such payment shall be made in immediately available funds to the account or accounts specified by Seller to Buyer in Schedule 2.2.1 hereto.

2.2.2 The Acquired Shares Price must be settled in Reais in immediately available funds. Accordingly, the amount of Reais that Buyer shall pay in respect thereof shall be calculated pursuant to Section 12.11.2.

Section 2.3 Adjustment to the Acquired Shares Price.

2.3.1 Within 30 (thirty) days after the Closing Date, Buyer and Seller shall cause the Company to prepare and deliver to Buyer and Seller a statement dated the Closing Date certified by the Independent Auditor (the "Closing Final Statement"), which shall include:

(a) a consolidated balance sheet of the Company on the Closing Date prepared in accordance with the Brazilian GAAP, in Reais ("Final Balance Sheet");

(b) a statement based on the Final Balance Sheet setting forth in reasonable detail a calculation of the final Working Capital on the Closing Date, in Reais, calculated pursuant to the method described in Exhibit F ("Final Working Capital");

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(c) a statement based on the Final Balance Sheet setting forth in reasonable detail a calculation of the aggregate amount of the final Net Debt on the Closing Date, in Reais, calculated pursuant to the method described in Exhibit E ("Final Net Debt");

(d) a statement based on the Final Balance Sheet setting forth in reasonable detail a calculation of the final equity value, which shall consist of the enterprise value of the Company, in the amount of US$ [•], as agreed by Buyer and Seller, (i) minus the New Shares Price, (ii) plus the positive amount in Dollars, if any, by which the amount in Dollars equivalent to the Final Working Capital exceeds the Working Capital Reference Amount, or minus the positive amount in Dollars, if any, by which the Working Capital Reference Amount exceeds the amount in Dollars equivalent to the Final Working Capital, (iii) minus the amount in Dollars equivalent to the Final Net Debt (whether such amount is positive or negative) ("Final Equity Value"); and

(e) For the purposes of item (d) above, the Final Working Capital and the Final Net Debt shall be converted into Dollars by applying the same foreign exchange rate used for the conversion of the Acquired Shares Price, pursuant to Section 2.2.2 above.

2.3.2 Upon determination of the Final Equity Value, the following procedures shall be carried out by the Parties:

(a) Buyer and Seller shall cause the Company to prepare and deliver on the same date to Buyer and Seller a statement certified by the Independent Auditor based on the Final Equity Value setting forth in reasonable detail the following calculation of the Acquired Shares adjusted price: Acquired Shares adjusted price shall be equal to the Acquired Shares Price multiplied by the number resulting from the division of the Final Equity Value by the Estimated Equity Value ("Acquired Shares Adjusted Price");

(b) in the event that the Acquired Shares Adjusted Price exceeds the Acquired Shares Price ("Positive Difference of Acquired Shares Price"), Buyer shall pay to Seller the total amount in Reais equivalent to the Positive Difference of Acquired Shares Price, in immediately available funds, to the account or accounts specified by Seller to Buyer in Schedule 2.2.1 hereto, within 10 (ten) Business Days after the receipt by both Parties of the statement set forth in item (a) above;

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(c) alternatively, in the event that the Acquired Shares Adjusted Price is less than the Acquired Shares Price ("Negative Difference of Acquired Shares Price"), Seller shall return to Buyer the total amount in Reais equivalent to the Negative Difference of Acquired Shares Price, in immediately available funds, to the account specified by Buyer to Seller in Schedule 2.3.2 hereto, within 10 (ten) Business Days after the receipt by both Parties of the statement set forth in item (a) above; and

(d) the Positive Difference of Acquired Shares Price or the Negative Difference of Acquired Shares Price, as the case may be, must be settled in Reais and shall be calculated pursuant to Section 12.11.2(d) .

Article 3
CAPITAL CONTRIBUTION

Section 3.1 Capital Contribution.

3.1.1 On the Closing Date, immediately after the purchase of the Acquired Shares by Buyer, Seller and Buyer shall hold an extraordinary general meeting of the shareholders of the Company ("Extraordinary General Shareholders Meeting") and cause the Company to increase its capital stock, issuing newly common shares representing 39.6023334% (thirty-nine point six zero two three three three four percent) of its total and voting capital stock ("New Shares" and together with the Acquired Shares, "Shares"), at a price per share equivalent to the price per share paid by Buyer for the Acquired Shares.

3.1.2 In the Extraordinary General Shareholders Meeting, the Seller shall waive its preemptive rights for subscription of the New Shares and Buyer shall subscribe the New Shares and immediately pay to the Company for the subscription of the New Shares the total amount in Reais equivalent to US$ 3,047,673,015 (three billion forty-seven million six hundred seventy-three thousand and fifteen Dollars) ("New Shares Price", together with the Acquired Shares Price, the "Investment"). Such payment shall be made in immediately available funds to the account or accounts specified by the Company to Buyer in Schedule 3.1.2 hereto.

3.1.3 The New Shares Price must be settled in Reais in immediately available funds. Accordingly, the amount of Reais that Buyer shall pay in respect thereof shall be calculated pursuant to Section 12.11.2.

3.1.4 On the Closing Date, Buyer and Seller agree to cause the Company to use [•]% [•] of the net proceeds of the New Shares Price to comply with the advance payment amounts as provided under the following agreements: (i) the High Silica ROM Iron Ore Supply Contract, (ii) the Low Silica ROM Iron Ore Supply Contract and (iii) the Port Operating Services Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

3.1.5 Following the MRS Shares Contribution, the purchase of the Acquired Shares (and applicable adjustments) and the subscription and payment of the New Shares (and applicable adjustments as mentioned below), the Shares shall represent 40% (forty percent) of the voting and total capital of the Company and the shareholding of the Company shall be as follows: (i) Seller shall hold a number of issued and outstanding common shares of the Company representing 60% (sixty percent) of its voting and total capital stock (including shares transferred to the members of the Board of Directors appointed by Seller) and (ii) Buyer shall hold a number of issued and outstanding common shares of the Company, representing 40% (forty percent) of its total and voting capital stock (including shares to be transferred to the members of the Board of Directors to be appointed by Buyer).

Section 3.2 Adjustment to the New Shares Price.

3.2.1 Upon determination of the Final Equity Value, pursuant to Section 2.3.1 above, the following procedures shall be carried out by the Parties:

(a) Buyer and Seller shall cause the Company to prepare and deliver on the same date to Buyer and Seller a statement certified by the Independent Auditor based on the Final Equity Value setting forth in reasonable detail the following calculation of the New Shares adjusted price: the New Shares adjusted price shall be equal to the New Shares Price multiplied by the number resulting from the division of the Final Equity Value by the Estimated Equity Value ("New Shares Adjusted Price");

(b) in the event that the New Shares Adjusted Price exceeds the New Shares Price ("Positive Difference of New Shares Price"), the Buyer, shall pay in to the Company the total amount in Reais equivalent to the Positive Difference of New Shares Price, in immediately available funds, to the account or accounts specified by the Company to Buyer in Schedule 3.1.2 hereto, within 10 (ten) Business Days after the receipt by both Parties of the statement set forth in item (a) above ("Positive Adjustment Date");

(c) alternatively, in the event that the New Shares Adjusted Price is less than the New Shares Price ("Negative Difference of New Shares Price"), the Company shall return to Buyer the total amount in Reais equivalent to the Negative Difference of New Shares Price, in immediately available funds, to the account specified by Buyer to Seller in Schedule 2.3.2 hereto, within 10 (ten) Business Days after the receipt by both Parties of the statement set forth in item (a) above ("Negative Adjustment Date"); and

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(d) the Positive Difference of New Shares Price or the Negative Difference of New Shares Price, as the case may be, must be settled in Reais and shall be calculated pursuant to Section 12.11.2(d) .

3.2.2 On the Positive Adjustment Date or on the Negative Adjustment Date, as the case may be, Seller and Buyer shall hold an extraordinary general meeting of the shareholders of the Company for the purposes of rectifying the issuance price of the New Shares and the amount of the capital increase approved in the Extraordinary General Shareholders Meeting in order to reflect the New Shares Adjusted Price. For the avoidance of doubt, the number of New Shares shall not be changed as a result of the rectification set forth in this Section 3.2.2.

Article 4
CLOSING

Section 4.1 The Closing.

4.1.1 The Closing shall be held at the offices of Machado, Meyer, Sendacz e Opice Advogados, at Avenida Brigadeiro Faria Lima, N. 3.144, 11th floor, in the City of São Paulo, State of São Paulo, Brazil, at 11:00 am, on the date that is 10 (ten) Business Days following the date on which both Parties agree in writing with respect to the satisfaction or waiver of all conditions to obligations, as set forth in Article 5 below ("Agreement to Closing"), or at such other date, time or place(s) as the Parties may otherwise agree in writing ("Closing Date"). In addition to such information, the Agreement to Closing shall also state (i) the current capital stock of the Company, after the MRS Shares Contribution, (ii) the exact number of the Acquired Shares and New Shares and (iii) the corresponding price per share for the Acquired Shares and New Shares to be paid by Buyer to Seller and the Company, respectively, on the Closing Date.

4.1.2 If, upon Agreement to Closing, Buyer is not prepared to make the payment of the Investment, Buyer shall provide notice ("Final Notice to Closing") to Seller up to 2 (two) Business Days prior to expected Closing Date designating other date for Closing, which shall take place no later than November 28, 2008. Upon the Final Notice to Closing, the condition set forth in Section 5.1.3 herein shall be deemed as automatically waived by Buyer. For the avoidance of doubt, in case Buyer does not provide the Final Notice to Closing pursuant to this Section 4.1.2, this Section 4.1.2 shall be no longer applicable and Closing shall take place on the date that is 10 (ten) Business Days after the Agreement to Closing pursuant to Section 4.1.1, whether or not prior to November 28, 2008.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 4.2 Closing Obligations.

     At the Closing, the following actions and transactions will be carried out, which actions and transactions shall all be deemed to take place simultaneously and no action or transaction shall be deemed to have been completed or any document delivered until all such actions and transactions have been completed and all required documents delivered.

4.2.1 Buyer's Closing Obligations. At the Closing, Buyer shall deliver (a) Acquired Shares Price to Seller and (b) New Shares Price to the Company, both in immediately available funds to the bank accounts determined by Seller and the Company, as provided in Sections 2.2.1 and 3.1.2 respectively.

4.2.2 Seller's Closing Obligations. At the Closing, Seller:

(a) shall transfer to Buyer the Acquired Shares, free and clear of any Lien; and

(b) shall deliver or cause to be delivered to Buyer written resignations, effective as of Closing Date, from each of the directors (membros do conselho de administração) and officers (diretores) of the Company and each of its Subsidiaries, except as otherwise indicated in writing by Buyer prior to Closing.

4.2.3 Parties' Closing Obligations. At the Closing, Parties shall:

(a) hold the Extraordinary General Shareholders Meeting and take the actions described in the form of the minutes attached hereto as Exhibit A in order to (i) cause the Company to issue the New Shares, (ii) approve the new by-laws of the Company, which shall also be attached hereto in Exhibit A and (iii) elect new directors (membros do conselho de administração) in accordance with the Shareholders’ Agreement;

(b) execute and deliver the Shareholders' Agreement of the Company, which shall be filed at the Company’s headquarters for the purposes of article 118 of Law N. 6.404/76, as amended, and the Company shall cause the following legend to be included (in Portuguese) in the relevant pages of the Company’s Nominative Shares Registry Book (Livro de Registro de Ações Nominativas): "The shares held by [Name of Shareholder] are subject to the restrictions on transfer, voting arrangements and other provisions set forth in a Shareholders’ Agreement dated [ ]. All transfers of such shares shall be made in accordance with such Shareholders’ Agreement, otherwise shall be null and void";

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(c) Seller and Buyer shall execute the Shares Transfer Book (Livro de Transferência de Ações) of the Company in order to reflect the purchase by Buyer from Seller of Acquired Shares;

(d) the Company shall cause the Shares to be annotated in the name of Buyer in the Company’s Nominative Shares Registry Book; and

(e) In accordance with the provisions of Section 14 of Normative Instruction (Instrução Normativa) N. 487 issued by the Brazilian Revenue Service (Secretaria da Receita Federal do Brasil) on December 30, 2004, or any successor regulation thereto, Seller shall deliver to Company the declaration mentioned in such Normative Instruction, relating to any capital gain, if any, that is generated from such sale of the shares issued by Company to Buyer and the amount of the corporate income taxes due.

Article 5
CONDITIONS TO OBLIGATIONS

Section 5.1 Conditions to Each Party's Obligation.

The respective obligation of Seller, on one hand, and Buyer, on the other hand, to effect the Closing shall be subject to satisfaction or express waiver in writing of the following conditions by the other Party, on or prior to the Closing Date:

5.1.1 All of Seller’s and Buyer’s representations and warranties (considered both collectively and individually) in this Agreement must have been true, correct and complete in all material respects as of the date of this Agreement and must be true, correct and complete in all material respects on the Closing Date without giving effect to any disclosure obligation as set forth in Section 7.1.5, except to the extent that such representations and warranties are qualified, including by the terms such as "material" or the expression "Material Adverse Effect", in which case such representations and warranties shall be true, complete and correct in all respects taking into consideration such qualification and without further qualification as of the date hereof and on the Closing Date;

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

5.1.2 All of Seller’s and Buyer’s covenants (except for Post-Closing Covenants as set forth in Section 7.2) and obligations (considered both collectively and individually) in this Agreement must have been duly performed and complied with in all material respects, except to the extent that such covenants are qualified, including by the terms such as "material" or the expression "Material Adverse Effect", in which case such covenants and obligations shall be performed and complied with in all respects taking into consideration and without further qualification as of the date hereof and of the Closing Date;

5.1.3. No Material Adverse Effect must have occurred as a result of one or more events, changes, circumstances, developments, effects or states of facts not otherwise disclosed to Buyer in the Exhibits or in Schedules (on the date hereof);

5.1.4. All corporate consents and Governmental Approvals necessary on the Closing Date for the consummation of the transactions as contemplated herein and in the Operational Agreements shall have been duly given or obtained by the relevant Party and shall be in full force and effect, except for any approvals or consents from SBDC referred to in Section 12.1;

5.1.5. Since the date of this Agreement no Governmental Order preventing, restraining or seeking material damages in connection with, the consummation of the transactions contemplated by this Agreement and by the Operational Agreements (including with respect to authorizations necessary for the implementation of such transactions), nor any Action seeking such an order shall be pending or any Applicable Law enacted, entered or enforced that would prohibit, restrain or make illegal the consummation of the transactions contemplated by this Agreement or by the Operational Agreements (including authorizations necessary for the implementation of such transactions), provided that Governmental Orders and Actions in connection with the Vale Lawsuits shall be governed by Section 5.1.12;

5.1.6. Execution and delivery by NMSA Madeira, Lda. ("NMSA Madeira") or CSN Madeira, Lda., as seller, JFE, Nippon, Sumitono, Kobe, Nisshin or Posco, as buyer, and Seller or the Company, as intervening party and guarantor, of the Contracts for Sale and Purchase of Iron Ore ("Off Take Agreements"), in the same terms and conditions of the draft attached hereto as Exhibit B;

5.1.7. Execution and delivery by the Company and Seller of each of the following operational agreements: (i) the High Silica ROM Iron Ore Supply Contract; (ii) the Low Silica ROM Iron Ore Supply Contract; (iii) the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rejects); (iv) the Port Operating Services Agreement; (v) the Free Lease (Comodato) Agreements; (vi) the Transition Administrative Services Agreements and (viii) the Support Agreement (together, "Basic Operational Agreements", and together with the Off Take Agreements, "Operational Agreements"), in terms and conditions in the form of the drafts attached hereto as Exhibit C;

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

5.1.8. Execution and delivery by the Company, Seller and MRS of Amendment to the Transportation Agreement dated November16, 2005, as amended, entered into by such parties ("Amendment to Transportation Agreement"), which shall guarantee the increase of volume of iron ore transported to 40 MMTPA until December/2008 and provide other terms and conditions in the form of the draft attached hereto as Exhibit D;

5.1.9. Seller shall have contributed to the capital stock of the Company 34,000,000 (thirty-four million) preferred class A non-convertible shares of MRS, representing 10% (ten percent) of MRS total issued and outstanding capital stock, free and clear of any and all Liens ("MRS Shares Contribution"), at a price per share of MRS corresponding to the value of such shares in the accounting books of Seller, provided that evidence of (i) filing of the respective minutes of the shareholders’ meeting of the Company approving the MRS Shares Contribution with the applicable board of trade, and (ii) the definitive transfer of the applicable MRS shares from Seller to the Company with the depositary bank (agente escriturador) of the MRS shares (i.e., statement issued by such depositary bank clearing stating the ownership of MRS Shares by the Company), shall be deemed sufficient evidence of satisfaction of this obligation;

5.1.10. Seller shall have granted or caused to be granted to Buyer’s Representatives full access to, and Buyer will have a chance to review, within a period of 15 (fifteen) days counted from October 27, 2008: (i) such Mining Rights (DNPM processes) related to Cayman Mineração do Brasil Ltda.; (ii) all documents reasonably requested by Buyer related to mining easements or rights of way granted on behalf of the Company or otherwise granted by the Company to third parties, including clarification on how such easements or rights of way relate to the Mining Rights; (iii) information reasonably requested by Buyer on the current standing of the agreement under which the Company acquires iron ore extracted from the mine held by Argentina de Souza Oliveira (“Argentina”); and (iv) information reasonably requested by Buyer on each Mining Right and the corresponding Real Estate, and, to the extent that such information is not available, due diligence meetings with the Company’s Representatives whereby further clarification will be provided by the Company in connection therewith, and the review of items (i) to (iv) herein shall have not revealed existing or potential Material Adverse Effect;

5.1.11. Buyer shall have had the chance to review, within a period of up to 10 (ten) days from the relevant inclusion (which may be extended for additional 5 (five) days as per Buyer’s discretion), potential material new issues occurred after the date hereof and included in the disclosure schedules attached herein pursuant to Section 12.8 and such review processes shall have not revealed existing or potential Material Adverse Effect; and

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

5.1.12. No Material Adverse Effect nor any event that if adversely determined would limit, prevent or otherwise affect negatively the capacity of the Seller to explore the CdP Mine for the purpose of complying with its obligations, and/or to supply iron ore, under the High Silica ROM Iron Ore Contract, the Low Silica ROM Iron Ore Supply Contract and the Iron Ore Supply Contract and Other Covenants (Tailing Dam) shall have occurred in connection with any of the Vale Lawsuits. For the purpose of this Agreement, "Vale Lawsuits" shall mean the following lawsuits [•].

Article 6
REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Seller Relating to Seller and the Shares.

Except as otherwise disclosed to Buyer in the Schedules, Seller represents and warrants to Buyer as of the date hereof, with applicable updates to Schedules in accordance with Section 12.8, if any, and as of the Closing Date the following:

6.1.1 Organization. Each of Seller, the Company and its Subsidiaries is an entity duly incorporated and validly existing under the laws of Brazil, except for Inversiones CSN Espanha, S.L. ("CSN Espanha") and NMSA Madeira which are entities duly incorporated and validly existing under the laws of the Kingdom of Spain and Madeira Free Trade Zone (Portugal), respectively.

6.1.2 Qualification of the Company. The Company and each of its Subsidiaries have the requisite corporate power and authority to carry on their business as now being conducted.

6.1.3 Authority. Seller and the Company have all requisite corporate power and authority to execute and deliver this Agreement and the Operational Agreements and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the Operational Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Seller and the Company.

6.1.4 Enforceability. This Agreement has been duly and validly executed and delivered by Seller and the Company and constitutes a valid and binding agreement of Seller and the Company enforceable against Seller and the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors' rights generally.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.5 No Violation or Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions of this Agreement (including the issuance of the New Shares by the Company) and the Operational Agreements by Seller and/or the Company will (i) result in a violation or breach of or default under any provision of the by-laws of Seller, the Company or any of its Subsidiaries; (ii) will result in a violation or breach of or default under any provision of any agreement, indenture or other instrument under which Seller, the Company or any of its Subsidiaries is bound, other than such violations, breaches or defaults of agreements, indentures or other instruments that would not have a Material Adverse Effect or (iii) violate any Applicable Law in relation to Seller and the Company, including Law N. 6.404/76, as amended, and any regulation applicable to publicly held corporations in Brazil.

6.1.6 Consents. Except for any approvals or consents from SBDC and except as set forth in Schedule 6.1.6, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement and the Operational Agreements by Seller, the Company and/or any of its Subsidiaries or the consummation by Seller, the Company and/or any of its Subsidiaries of the transactions contemplated hereby and thereby.

6.1.7 Actions. Except as set forth on the Schedule 6.1.7 of this Agreement, there is no Action pending or, to Seller's Knowledge, threatened against the Seller, the Company and/or any of its Subsidiaries that if adversely determined would have a Material Adverse Effect or would limit, prevent or otherwise affect negatively the capacity of the Seller to explore the CdP Mine for the purpose to complying with its obligations, and/or to supply the iron ore, under the High Silica ROM Iron Ore Contract, the Low Silica ROM Iron Ore Supply Contract and the Iron Ore Supply Contract and Other Covenants (Tailing Dam Rights).

6.1.8 Capitalization of the Company. Schedule 6.1.8 of this Agreement sets forth the number of outstanding shares of capital stock of the Company prior to and immediately after the MRS Shares Contribution, the names of all holders thereof and the number and percentage of shares owned by each such holder. All of the outstanding capital stock of the Company held by Seller is owned of record and beneficially by the Seller free and clear of any and all Liens. All of the outstanding capital stock or other ownership interests of the Company held by Seller have been duly authorized and validly issued. On the Closing Date, provided that the Parties have complied with their obligations under Article IV, the New Shares will be duly authorized and validly issued, free and clear of any and all Liens. Except for the Shareholders' Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, advance for future capital increase (adiantamento para futuro aumento de capital), conversion rights, exchange rights, or other contracts or commitments that could require Seller or the Company to sell, transfer, or otherwise dispose of any capital stock of the Company or that could require the Company or Seller to cause the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. Except for the Shareholder's Agreement, there are no voting agreements or understandings with respect to the voting of any capital stock of the Company or any contracts or commitments that could require Seller or the Company to enter into any voting agreements or understandings with respect to the voting of any capital stock of the Company. The Company does not control directly or indirectly or, except for the equity participation resulting from the MRS Shares Contribution, own or hold, directly or indirectly, any equity or other ownership interest in any corporation, limited liability company, partnership, joint venture or other entity that is not a Subsidiary.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.9 Compliance with Applicable Law. Except as set forth on Schedule 6.1.9(i), there is no uncured violation of any Applicable Law by the Company or any of its Subsidiaries that could have a Material Adverse Effect. Since the date of the most recent Financial Statements, except as shown on Schedule 6.1.9(ii), neither Seller, the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any violation of Applicable Law with respect to Seller, the Company or any of its Subsidiaries that would have a Material Adverse Effect. Seller is not making any representations or warranties in this paragraph with respect to any Environmental Law or any Applicable Law relating to Real Estate, Mining Rights or Taxes and such matters are addressed otherwise in this Agreement.

6.1.10 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against or, to Seller's Knowledge, threatened against Seller, the Company and/or any of its Subsidiaries.

6.1.11 Real Estate; Mining Rights. (i) Schedule 6.1.11(i) identifies all real estate owned, leased, possessed or otherwise occupied by the Company and its Subsidiaries and all contractual rights for rights of way or easement related thereto (the foregoing property and rights, collectively, the "Real Estate"). (ii) Except as set forth in Schedule 6.1.11(ii), the Company and its Subsidiaries have good, valid and marketable title to, valid and subsisting leasehold or acquisition interests in or to, or valid, binding and enforceable rights to, the Real Estate, as the case may be, free and clear of any Liens. (iii) Except as set forth in Schedule 6.1.11(iii), or as would not have a Material Adverse Effect, there are no Actions relating to the Real Estate, and other matters affecting adversely the current use, occupancy or value thereof. (iv) Except as set forth in Schedule 6.1.11(iv), all facilities have received all Governmental Approvals required in connection with the ownership or operation thereof and have been operated and maintained in accordance with Applicable Law, except for such Government Approvals or non compliances with Applicable Law that would not have a Material Adverse Effect. (v) Except as set forth in Schedule 6.1.11(v), there are no outstanding options or rights of first refusal to purchase any Real Estate, portions thereof or interest therein. (vi) The mining rights owned, leased, possessed, held or otherwise explored by the Company and/or its Subsidiaries are listed and described in Schedule 6.1.11(vi) (the foregoing rights collectively, referred to as the "Mining Rights"). The Company and its Subsidiaries have, or lease, valid, binding and enforceable rights as to all Mining Rights (in accordance with the terms of the applicable Mining Right) and the Mining Rights have not been sold, transferred, alienated, leased or encumbered, as applicable, or in any other manner has the right to use and enjoy ownership or possession of the Mining Rights been restricted, transferred or surrendered since the initial award thereof, and the Company's and its Subsidiaries’ title to all the Mining Rights is free and clear of any Liens, except for Liens set forth on Schedule 6.1.11(vi) . (vii) Each Mining Right (1) was duly granted by the appropriate granting Governmental Authority, (2) is fully and unconditionally vested in the Company or in any of its Subsidiaries, except for the conditions set forth in Schedule 6.1.11 (vi) and those restrictions set forth by the applicable Mining Right, (3) is in full force and effect, (4) does not have any material irregularity, and (5) is not subject to any pending or, to the Knowledge of Seller, threatened Action that, if adversely determined, would have a Material Adverse Effect. (viii) All Mining Rights are legal, valid and in effect in accordance with their respective terms and the Company and its Subsidiaries have timely and fully performed and satisfied in all respects all duties, obligations, charges and requirements of any type or nature which, as holders of the Mining Rights, are imposed upon them by any Applicable Law or under the Mining Rights, except for such duties, obligations, charges and requirements that would not have a Material Adverse Effect. Neither the Seller, the Company nor any of its Subsidiaries has done or failed to do any act, or by omission or commission created any cause or grounds, which might result in the termination, resolution, rescission, setting aside or avoidance of any of the Mining Rights. (ix) All procedures of Applicable Law related to mining matters and the award of Mining Rights, have been fully and faithfully complied with in all material respects by the Company and/or its Subsidiaries in respect of the Mining Rights. No objection, petition to rescind, avoid or terminate or other complaint of any kind or nature, public or private, has been made, filed or, to the Seller’s Knowledge, threatened in respect of the award or maintenance of any of the Mining Rights. (x) Except for Schedule 6.1.11(x), in respect of each Mining Right and each parcel of the Real Estate, the Company and/or its Subsidiaries has paid all fees, duties, royalties and other payments, obligations or burdens that relate thereto and all such payments, obligations and burdens have been timely made or discharged, and all other requirements of Applicable Law or as set forth in the Mining Rights have been fully and faithfully complied with in all material respects, and neither the Company nor any of its Subsidiaries is in breach thereof. (xi) Except as set forth in Schedule 6.1.11(xi), (1) the Mining Rights and Real Estate are all the mining rights and real estate required to construct and operate the business of the Company and of its Subsidiaries as contemplated in the Long-Term Business Plan of the Company pursuant to Exhibit 1.1 of the Shareholders’ Agreement, except for the real estate guaranteed by Seller under Section 7.2.1 herein, (2) the Company and its Subsidiaries have possession of an exclusive right to use and enjoy all Mining Rights in accordance with their respective terms, which enable them to own, possess and exploit their businesses as contemplated in the Long-Term Business Plan of the Company pursuant to Exhibit 1.1 of the Shareholders’ Agreement and (3) to Seller's Knowledge and the Company's Knowledge, there are no restrictions thereon that would adversely affect the rights of the Company or of any of its Subsidiaries to exploit the deposits covered by the Mining Rights. Except for Sections 6.1.15 (Permits), 6.1.23 (Undisclosed Liabilities) and 6.1.27 (Disclosure), notwithstanding any other provision of this Agreement to the contrary, this paragraph contains the sole and exclusive representations and warranties of Seller with regard to Real Estate and Mining Rights matters.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.12 Contracts. Schedule 6.1.12(i) lists all leases, agreements, notes, indentures, arrangements, contracts and other contractual rights and obligations (collectively, "Contracts") to which the Company and/or any of its Subsidiaries is a party or by which the Company and/or any of its Subsidiaries is bound. Except as set forth on Schedule 6.1.12(ii) and except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach of or in default under, and no event has occurred and/or is continuing that would constitute a default by the Company or any of its Subsidiaries under any provision of any Contract, and neither the Company nor any of its Subsidiaries has received written notice from any other party to any Contract that the Company or any of its Subsidiaries is in breach of such Contract, which breach has not been remedied, and, to Seller's Knowledge, no such other party is in breach of or default under any material provision of any such Contract.

6.1.13 Labor Matters. Except as set forth on Schedule 6.1.13, there are no pending or, to Seller's Knowledge, threatened strikes, work stoppages, slowdowns or lockouts against the Company or any of its Subsidiaries and no pending unfair labor practice charges, grievances or claims filed or, to Seller's Knowledge, threatened to be filed with any Governmental Authority based on the employment or termination by the Company or any of its Subsidiaries of any individual or group of individuals which would have a Material Adverse Effect.

6.1.14 Subsidiaries. Schedule 6.1.14 of this Agreement lists all Subsidiaries of the Company and sets forth the number of outstanding shares of capital stock of each of the Subsidiaries, the names of all holders thereof and the number and percentage of shares owned by each such holder. All of the outstanding capital stock of each of the Subsidiaries is held by the Company and is owned of record and beneficially by the Company free and clear of any and all Liens. All of the outstanding capital stock or other ownership interests of each of the Subsidiaries held by the Company have been duly authorized and validly issued. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or any of the Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of the Subsidiaries or that could require any Subsidiary or the Company to cause any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no voting agreements or understandings with respect to the voting of any capital stock of any Subsidiary. None of the Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a Subsidiary. NMSA Madeira is duly registered with the tax and any other competent authority in Madeira Free Trade Zone (Portugal). CSN Espanha is not under a cause of dissolution pursuant to section 104 of the Private Limited Companies Act (Ley 2/1995, de 23 de marzo, de Sociedades de Responsabilidad Limitada) and it is not incorporated under the form of an Entidad de Tenencia de Valores Extranjeros – ETVE. All exports directly made since May 7, 2008 to NMSA Madeira have been made in compliance with all Brazilian transfer pricing regulations and all customs regulations in Brazil.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.15 Permits. Except as set forth on Schedule 6.1.15(i), the Company and its Subsidiaries have all Permits required to conduct their businesses as currently conducted (including all Permits required under Environmental Law (Section 6.1.16) and relating to Tax Matters (Section 6.1.17), Mining Rights and Real Estate (Section 6.1.11)) and, to the Seller’s Knowledge, there is no reason for the Company not being able to obtain any Permits in connection with the Long-Term Business Plan of the Company pursuant to Exhibit 1.1 of the Shareholders’ Agreement, except for such permits which the failure to have would not have a Material Adverse Effect. Except as set forth on Schedule 6.1.15(ii), to Seller's Knowledge, each such Permit is in full force and effect and the Company and its Subsidiaries are in compliance with all of their obligations with respect thereto, except for such failure to be in full force and effect or non-compliance that would not have a Material Adverse Effect. To Seller's Knowledge, there are no proceedings pending or threatened which might reasonably be expected to result in the revocation or termination of any material Permit of the Company or any of its Subsidiaries. Except for Sections 6.1.23 (Undisclosed Liabilities) and 6.1.27 (Disclosure), notwithstanding any other provision of this Agreement to the contrary, this paragraph contains the sole and exclusive representations and warranties of Seller with regard to Permits.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.16 Environmental Matters. Except as set forth on Schedule 6.1.16 or as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries are in full compliance with, and have not been and are not in violation of or liable under, any Environmental Law, including with respect to any and all long term iron ore purchase agreements entered into, prior to date hereof, among the Company and/or any of its Subsidiaries and Sobramil, Itaminas, Nogueira Duarte and/or Argentina; (ii) neither Seller, the Company nor any of its Subsidiaries has received any written notice that remains uncured alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law; (iii) no Lien has been imposed and is continuing on the Company's or any of its Subsidiaries’ premises by any Governmental Authority in connection with any violation of or noncompliance with Environmental Laws; (iv) neither the Company nor any of its Subsidiaries is (1) subject to any outstanding consent decree, compliance order or administrative order pursuant to an Environmental Law or (2) in receipt of any unresolved written notice, complaint or claim seeking to impose an environmental Liability against the Company or any of its Subsidiaries and (v) there is no Action pending or, to the Seller`s Knowledge, threatened against the Company and/or any of its Subsidiaries in connection with Environmental Law that if adversely determined would have a Material Adverse Effect. Except for Sections 6.1.15 (Permits), 6.1.23 (Undisclosed Liabilities) and 6.1.27 (Disclosure), notwithstanding any other provision of this Agreement to the contrary, this paragraph contains the sole and exclusive representations and warranties of Seller with regard to environmental matters.

6.1.17 Tax Matters. Except as set forth on Schedule 6.1.17 or as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries are in full compliance with any Applicable Law relating to Taxes, and have not been and are not in violation of any Applicable Law relating to Taxes, or liable under any Applicable Law relating to Taxes that have not been cured or may result in any Liability for the Company and/or any of its Subsidiaries, including, with respect to the acquisition by the Company of the totality of shares issued by CFM, the amortization of goodwill resulting from the merger of CFM into the Company; (ii) all Tax Returns required to be filed by or with respect to the Company and/or its Subsidiaries have been filed with the appropriate tax authorities in all jurisdictions in which such Tax Returns are required to be filed; (iii) such Tax Returns were true, complete and correct, and all Taxes reported on such Tax Returns and all other Taxes due by the Company and/or its Subsidiaries as a taxpayer or as party that may be deemed liable for the collection of Taxes by Applicable Law with respect to taxable events occurred until the Closing Date have been timely paid; (iv) there are no Actions pending or, to the Knowledge of Seller, threatened against the Company or any of its Subsidiaries by any tax authority; (v) there are no Liens for Taxes (other than for current Taxes not yet due or payable) upon the assets of the Company or any of its Subsidiaries and (vi) the Company and its Subsidiaries have made any and all payments and has complied and are in compliance with all their obligations related to Taxes in connection with Environmental Law, Mining Rights and Real Estate and all such payments and obligations have been timely made or discharged, and all other requirements of Applicable Law relating to Taxes and applicable to Environmental Law, Mining Rights and Real Estate have been fully and faithfully complied with in all material respects, and neither the Company nor any of its Subsidiaries is in breach thereof. CSN Espanha is subject to corporate income tax under the general regime established by the laws in Spain, by means of which it could be available for CSN Espanha the application of the exemption method, whereby no corporate income tax is imposed upon receipt of dividends and on the gains realized upon disposal of the investment held in NMSA Madeira. CSN Espanha’s income arising from the equity pick-up method related to the investment in NMSA Madeira is not subject to income tax in Spain to the extent that the Controlled Foreign Companies’ rules do not apply to parent subsidiaries companies located in the European Union. Except for Sections 6.1.23 (Undisclosed Liabilities) and 6.1.27 (Disclosure), notwithstanding any other provision of this Agreement to the contrary, this paragraph contains the sole and exclusive representations and warranties of Seller with regard to tax matters.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.18 Financial Statements. The Financial Statements (including the notes thereto) of the Company fairly present the consolidated and unconsolidated financial position and consolidated and unconsolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein and are true, complete and correct as of the respective dates, and are consistent with the Records of the Company and its Subsidiaries (which Records are true, correct and complete), all in conformity with GAAP consistently applied during the periods involved therein, except as otherwise noted therein, and subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

6.1.19 Insurance. Except as set forth on Schedule 6.1.19, (i) all premiums due and payable for the insurance policies of the Company and its Subsidiaries have been paid in the ordinary course of business, (ii) there are no claims in excess of US$ 5,000,000 pending under any such policies and (iii) all insurance policies of the Company have adequate coverage with respect to the risks addressed by such policies, as is customary for companies engaged in similar businesses within the same industry in Brazil.

6.1.20 Operational Agreements. Until the Closing Date, the Amendment to the Transportation Agreement and each of the Operational Agreements will be duly and validly executed and delivered by Seller, the Company, any of its Subsidiaries and/or MRS, as the case may be, and will constitute a valid and binding agreement enforceable against the parties thereto in accordance with its terms.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.21. Titles to Assets. Each of the Company and its Subsidiaries has good and marketable title to all properties and assets (other than Real Estate) owned by it, in each case free from Liens and defects that could materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and each of the Company and its Subsidiaries holds all leased personal property under valid and enforceable leases with no exceptions that could interfere with the use made or to be made thereof by them, except where the failure to hold such title or lease would not result in a Material Adverse Effect.

6.1.22 MRS Shares. All of the 34,000,000 (thirty-four million) preferred class A non-convertible shares of MRS, representing 10% (ten percent) of its total issued and outstanding capital stock (i) have been legally and validly issued, (ii) will be, on the Closing Date, legally and validly contributed to the stock capital of the Company and (iii) will be, on the Closing Date, held by the Company free and clear of any and all Liens;

6.1.23 Undisclosed Liabilities. Except as set forth on Schedule 6.1.23, the Company and its Subsidiaries have no Liabilities of any nature (whether absolute, accrued, contingent or otherwise) except for the Schedules or Exhibits, for the Liabilities reflected or reserved against in the Financial Statements of the Company and current Liabilities incurred in the ordinary course of business.

6.1.24 Intellectual Property. Schedule 6.1.24 of this Agreement lists all the trademarks, logos, trade names, corporate names and other intellectual property rights held by the Company and each of its Subsidiaries. The Company and each of its Subsidiaries are owners of, or entitled to use, all right, title, and interest in and to each of the trademarks, logos, trade names, corporate names and other intellectual property rights necessary to carry out their businesses as currently conducted free and clear of any and all Liens and not subject to any Action.

6.1.25 Sufficiency of Assets. The buildings, plants and equipment of the Company and its Subsidiaries are (i) in good operating condition and repair, and are adequate for the uses to which they are being put and (ii) sufficient for the continued conduct of the Company’s and its Subsidiaries’ businesses as currently conducted.

6.1.26 Guarantees. Neither the Company nor any of its Subsidiaries is a guarantor or otherwise is responsible for any Liability of obligation (including indebtedness) of any other Person.

6.1.27 Disclosure. The representations and warranties contained in this Article 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 6 not misleading.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.1.28 Brokerage Fees and Commissions. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Seller or its Subsidiaries who is or might be entitled to any fee and legal fees, commission or payment from Buyer or the Company in connection with the negotiation, preparation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 6.2 Representations and Warranties of Buyer.

Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date the following:

6.2.1 Organization, Good Standing and Qualification. Buyer is a closely-held corporation (sociedade anônima) duly organized and validly existing and in good standing under the laws of Brazil and has the requisite corporate power and authority to carry on its business as now being conducted.

6.2.2 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or similar action on the part of Buyer.

6.2.3 Enforceability. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors' rights generally.

6.2.4 No Violation or Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions of this Agreement by Buyer will (i) result in a violation or breach of or default under any provision of the certificate of incorporation or other similar governing documents of Buyer; (ii) will result in a violation or breach of or default under any provision of any agreement, indenture or other instrument under which Buyer is bound, other than such violations, breaches or defaults of agreements, indentures or other instruments that would not have a material adverse effect or (iii) violate any Applicable Law in relation to Buyer.

6.2.5 Consents. Except for any approvals or consents from SBDC, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.2.6 Actions. There is no Action by or before any court or other Governmental Authority or any arbitration proceeding pending or, to Buyer's Knowledge, threatened against the Buyer that if adversely determined would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

6.2.7 Brokerage Fees and Commissions. There is no investment banker, broker or finder which has been retained by or is authorized to act on behalf of Buyer or its Subsidiaries who is or might be entitled to any fee and legal fees, commission or payment from Seller or the Company in connection with the negotiation, preparation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

6.2.8 Funds. Buyer will have on the Closing Date sufficient funds available to enable Buyer to consummate the transactions contemplated by this Agreement and to pay the Investment, the other payments required of Buyer hereunder and all fees and expenses of Buyer. Consummation of the transactions contemplated by this Agreement will not cause Buyer to become insolvent.

6.2.9 Securities Matters. Buyer is an experienced and knowledgeable investor in the mining business. Prior to entering into this Agreement, Buyer was advised by its counsel, accountants, financial advisors and such other Persons it has deemed appropriate concerning this Agreement. Buyer hereby acknowledges that it will acquire the Shares for its own account, and not with a view to a sale or distribution thereof. Buyer has sufficient knowledge and experience in financial and business matters, including in the mining business, to enable it to evaluate the risks of investment in the Shares and has the ability to bear the economic risk of this investment for an indefinite period of time.

6.2.10 Inspection. Buyer acknowledges that, prior to the execution of this Agreement, it has been afforded access and the opportunity to visit the Company's premises, review copies of certain Contracts and all other due diligence materials made available by Seller with respect to the Company or made an independent investigation on public data. Buyer is a sophisticated purchaser, knowledgeable of the Brazilian mining business, and has made its own investigation, review and analysis regarding the Company and the transactions contemplated hereby, which investigation, review and analysis were conducted by Buyer together with expert advisors that it has engaged for such purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis and Buyer is not relying on any statement, representation or warranty, oral or written, express or implied, made by Seller or the Company or any of their Subsidiaries or Representatives, except for the representations and warranties made by the Seller and expressly set forth in this Agreement. Buyer has such knowledge and experience in financial, mining and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares, and is capable of bearing the economic risk of such investment.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.2.11 No Liabilities. The Buyer has no Liabilities of any nature (whether absolute, accrued, contingent or otherwise). The Buyer is a holding company and it does not have, nor ever had, any operational activity.

6.2.12 Disclosure. The representations and warranties contained in this Article 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 6 not misleading.

Section 6.3 Representation and Warranties of the Guarantors

Each of the Guarantors represents and warrants to Seller, severally (and not jointly), as of the date hereof and as of the Closing Date the following:

6.3.1 Organization, Good Standing and Qualification. The Guarantor is a duly organized and validly existing entity in good standing under the Laws of country of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

6.3.2 Authority. The Guarantor has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or similar action on the part of the Guarantor.

6.3.3 Enforceability. This Agreement has been duly and validly executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors' rights generally.

6.3.4 No Violation or Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions of this Agreement by the Guarantor will (i) result in a violation or breach of or default under any provision of the certificate of incorporation or other similar governing documents of the Guarantor; (ii) will result in a violation or breach of or default under any provision of any agreement, indenture or other instrument under which the Guarantor is bound, other than such violations, breaches or defaults of agreements, indentures or other instruments that would not have a material adverse effect or (iii) violate any Applicable Law in relation to Guarantor.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

6.3.5 Funds. The Guarantor has on the date hereof, and, on a pro rata basis based on its percentage ownership of the total shares issued by Buyer, will cause Buyer on the Closing Date to have, sufficient funds available to enable Buyer to consummate the transactions contemplated by this Agreement and to pay its pro-rata portion of the Investment, the other payments required of Buyer hereunder and all fees and expenses of Buyer. Consummation of the transactions contemplated by this Agreement will not cause the Guarantor to become insolvent.

6.3.6 Actions. There is no Action by or before any court or other Governmental Authority or any arbitration proceeding pending or, to Guarantor's Knowledge, threatened against the relevant Guarantor that if adversely determined would have a material adverse effect on the relevant Guarantor's ability to perform its obligations under this Agreement.

6.3.7 Disclosure. The representations and warranties contained in this Article 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 6 not misleading.

Article 7
COVENANTS

Section 7.1 Pre-Closing Covenants.

The Parties and the Company agree as follows with respect to period between the date hereof and the Closing ("Pre-Closing Covenants"):

7.1.1 General. Each of the Parties will use its reasonable commercial efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Article 4 above).

7.1.2 Operations of Business. Without the prior written consent of Buyer, Seller will not cause or permit the Company or any of its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business of the Company and any of its Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise permitted hereunder, Seller will not cause or permit the Company or any of its Subsidiaries to:

(a) declare, set aside, or pay dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock;

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(b) issue any shares or other securities, convertible or not into shares;

(c) create any Lien or sell, transfer, assign, pledge, encumber or otherwise dispose of any of the shares of the Company or any of its Subsidiaries; or, sell, transfer, assign, pledge, lease, encumber or otherwise dispose of or agree to sell, transfer, assign, pledge, lease, encumber or otherwise dispose of any asset (in whole or in part), or allow any assets (in whole or in part) to become subject to any Lien, provided however that nothing contained in this Section 7.1.2(c) shall prevent the Company and/or its Subsidiaries to sell its products and render services as currently sold or rendered in the ordinary course of their businesses;

(d) incur any additional indebtedness for borrowed money or guarantee any such indebtedness, save for such indebtedness for borrowed money incurred in the ordinary course of business of the Company and any its Subsidiaries, not to exceed R$ 200,000.00 (or its equivalent in other currencies);

(e) except for the Operational Agreements, the Amendment to Transportation Agreement and for those agreements to be executed in connection with the transaction object of this Agreement, enter into any agreement, understanding or commitment that restrains, limits or impedes the ability of the Company and/or any of its Subsidiaries to compete with or conduct any business, including geographic limitations on the Company’s and/or any of its Subsidiaries’ activities;

(f) enter into any new joint venture or similar agreement;

(g) execute any new lease for real estate or mining rights or sublease for real estate or cancel, modify, terminate or amend any lease for real estate or mining rights or sublease for real estate, unless such new lease or sublease is executed in the ordinary course of business consistent with past practice or required for the accomplishment of the transaction object of this Agreement, and does not materially impair the operations of the Company and/or any of its Subsidiaries;

(h) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization, involving the Company and/or any of its Subsidiaries;

(i) terminate, cancel amend, impede renewal or cause the termination, cancellation, amendment or renewal of, any insurance coverage relating to the assets of the Company and/or any of its Subsidiaries, which is not replaced by a comparable insurance coverage, other than in the ordinary course of business consistent with past practice; and

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(j) impede the renewal of, or lose, any and all material Permits necessary for the conduct of the Company’s and/or any of its Subsidiaries’ businesses as currently conducted, the absence of which would have a Material Adverse Effect.

7.1.3 Preservation of Business. Seller will cause the Company and its Subsidiaries to keep their businesses and properties substantially intact, including their present operations, physical facilities, working conditions (wear and tear excepted) and will use its best efforts to maintain its existing relationships with suppliers, customers, and employees.

7.1.4 Full Access. Seller will permit, and Seller will cause the Company and its Subsidiaries to permit, Representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Company or its Subsidiaries. Buyer will treat and hold as confidential information any information it receives or have access to in the course of the reviews contemplated by this Section. The access rights provided in this Section 7.1.4 shall not deemed to be an authorization to Buyer or its Representative to opine, comment or otherwise interfere in any manner or aspect with the management, operations or business of the Company and its Subsidiaries.

7.1.5 Notice of Developments. Each of the Parties will give prompt written notice to the other of any Material Adverse Effect causing or that could reasonably be expected to cause a breach of any of the representations and warranties in Article 6 above. No disclosure by any Party pursuant to this Section 7.1.5, however, shall be deemed to amend or supplement the Schedules of this Agreement or to prevent the occurrence or the cure of any misrepresentation, breach of warranty or breach of covenant or obligation hereunder.

7.1.5.1 Without prejudice to the remedies provided for herein (including in Section 10.1), each of the Parties may give prompt written notice to the other Parties in case of any and all breach of representations, warranties, obligations and/or covenants provided in this Agreement. Upon receipt of such notice, the defaulting Party and the non-defaulting Parties shall use their commercially reasonable efforts to discuss alternatives suitable to cure such breach as soon as reasonably practicable to the extent such breach can be cured. No disclosure by any Party pursuant to this Section 7.1.5.1, however, shall be deemed to amend or supplement the Schedules of this Agreement or to prevent the occurrence or the cure of any misrepresentation, breach of warranty or breach of covenant or obligation hereunder.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

7.1.6 Exclusivity. The Seller will not and will cause the Company not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or voting securities, or any substantial portion of the assets of the CdP Mine (including the rights related to the mining title registered with DNPM (DNPM process N. 043.306/1956)), of the Company or its Subsidiaries; or (ii) participate in any discussions or negotiations aiming at furnishing any information with respect to, assisting or participating in, or facilitating in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

Section 7.2 Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing ("Post-Closing Covenants"):

7.2.1 Seller shall guarantee and procure that (i) all areas necessary for the construction, implementation and operation of the first and second Pellet Plants, the High Silica Plant, the B-58 Tailing Dam ("Relevant Areas" and "Relevant Assets", respectively) are purchased by the Company (at the sole expense of Seller) for its use in accordance with the Long-Term Business Plan on or before June 30, 2010, (ii) the Company obtains all Permits required under Applicable Law (including installation license, on or before October 31, 2010, and operational license, on or before October 31, 2012) in relation to the construction, implementation and operation of the Relevant Assets, including those Permits that should be obtained after Closing Date, ("Relevant Permits") and (iii) any communities potentially occupying the Relevant Areas are definitely and legally relocated as provided in the agreement with government of the State of Minas Gerais ("Relevant Communities"). In the event that the Company does not purchases the Relevant Areas, obtains the Relevant Permits and/or relocates the Relevant Communities occupying the Relevant Areas up to each of the relevant dates set forth above, then the Seller shall guarantee and procure that (a) the Company purchases, at the sole expense of Seller, other areas appropriate for the construction, implementation and operation of the Relevant Assets and (b) all Relevant Permits in connection with such other areas are also obtained by the Company. For the purpose of this Section, Buyer shall, jointly with Seller, cause the Company to approve all Major Decisions (as defined in the Shareholders' Agreement) necessary for the acts or events described in items (i) to (iii) of this Section 7.2.1 and, if so requested by Seller, to grant the power of attorneys necessary to enable the Seller to obtain the Relevant Permits hereunder on behalf of the Company.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

7.2.2 Seller and the Buyer shall cause the Company to execute and deliver to Buyer, within a period of 4 (four) months as from the Closing Date, the applicable amendments to all agreements executed by the Company related to the exploitation of areas in which the mining rights are not held by the Company under the DNPM registries in order to reflect appropriate compliance with Portaria DNPM N. 269, dated as of July 10th, 2008. Such agreements include, but are not limited to, the agreements with Minas do Itacolomy Ltda., Mineração Jacareí Ltda., Sobramil, Itaminas, Nogueira Duarte and Argentina.

Article 8
LIMITATIONS

Section 8.1 Limitation of Warranties.

8.1.1 Buyer agrees that except for the representations and warranties of the Seller expressly set forth in this Agreement, which are, and shall be, true, complete and accurate as of the date hereof and as of the Closing Date (i) Seller makes no other representation or warranty whatsoever, whether express or implied, at equity, common law, by statute or otherwise, (ii) Seller makes no representation or warranty, whether express, implied, at equity, common law, by statute or otherwise, with respect to the accuracy or completeness of the information, Records and data now, heretofor, or hereafter made available to Buyer in connection with this Agreement or the transactions contemplated hereby (including any description of the Company, revenue, price and expense assumptions or environmental information or any other information furnished to Buyer by Seller or its Subsidiaries or any director (membro do conselho de administração), officer (diretor), employee, counsel, agent or advisor of Seller or its Subsidiaries) and (iii) Seller expressly disclaims and negates any other representation or warranty, whether express or implied, at equity, common law, by statute or otherwise relating to the condition of the Company, the business of the Company or other assets of the Company.

8.1.2 Seller agrees that except for the representations and warranties of Buyer expressly set forth in this Agreement, which are, and shall be, true, complete and accurate as of the date hereof and as of the Closing Date, Buyer makes no other representation or warranty whatsoever, whether express or implied, at equity, common law, by statute or otherwise.

Section 8.2 Waiver of Damages.

Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that the recovery by any Indemnified Party (as defined below) of any Losses suffered or incurred by such Indemnified Party as a result of any breach by another Party of any of its representations, warranties, obligations and covenants (including Pre-Closing Covenants and Post-Closing Covenants, as applicable) under this Agreement shall be limited to the actual Losses suffered or incurred by an Indemnified Party as a result of the breach by the breaching Party of its representations, warranties, obligations and covenants (including Pre-Closing Covenants and Post-Closing Covenants, as applicable) hereunder and in no event shall the breaching Party be liable to an Indemnified Party for any indirect, consequential, special, exemplary or punitive damages (including any damages on account of lost profits or opportunities) suffered or incurred by an Indemnified Party as a result of the breach by the breaching Party of any of its representation, warranties, obligations and covenants (including Pre-Closing Covenants and Post-Closing Covenants, as applicable) hereunder.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 8.3 No Reliance.

Buyer acknowledges that (i) it is relying upon only those representations and warranties of Seller that are expressly contained in this Agreement, as well as upon its own inspections and investigation, in order to satisfy itself as to the condition and suitability of the Shares, the business, assets, Liabilities, operations or condition (financial or otherwise) of the Company and (ii) it is not relying upon any representations, warranties, statements, advice, documents, projections or other information of any type provided by Seller or its Representatives other than those representations and warranties expressly set forth in this Agreement; provided, however, that such acknowledgments by Buyer shall have no effect on, and shall be disregarded for purposes of, the representations, warranties, covenants and other obligations of Seller, and the rights of Buyer (including indemnification rights under Section 9.1 through Section 9.7 herein) under this Agreement.

Article 9
INDEMNIFICATION

Section 9.1 Indemnification by Seller.

Subject to the other terms and limitations set forth in this Agreement, Seller shall indemnify, defend, reimburse and hold harmless Buyer, its Subsidiaries and their respective directors (membros do conselho de administração), officers (diretores), partners (sócios), direct or indirect shareholders and employees (each such Person, a "Buyer Indemnified Party" and, collectively, the "Buyer Indemnified Parties") from and against any and all Losses actually incurred by Buyer Indemnified Party for (i) any breach, inaccuracy or omission of any representation or warranty made by Seller in this Agreement, (ii) any breach or non-performance of any covenants or obligations of Seller under this Agreement and (iii) any Losses of the Company and/or its Subsidiaries deriving from any final non-appealable court decision (trânsito em julgado) (except if any provisional court decision which effects are not suspended requires any Buyer Indemnified Party to make any payment thereunder) in connection with the issues disputed under the Vale Lawsuits.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 9.2 Indemnification by the Buyer.

Subject to the other terms and limitations set forth in this Agreement, Buyer shall indemnify, defend, reimburse and hold harmless Seller, its Subsidiaries and their respective directors (membros do conselho de administração), officers (diretores), partners (sócios), direct or indirect shareholders and employees (each such Person, a "Seller Indemnified Party" and, collectively, the "Seller Indemnified Parties") from and against any and all Losses actually incurred by any Seller Indemnified Party for (i) any breach, inaccuracy or omission of any representation or warranty of Buyer; and (ii) any breach or non-performance of any covenants or obligations of Buyer under this Agreement.

9.2.1 Indemnification by the Guarantor.

Subject to the other terms and limitations set forth in this Agreement, each Guarantor (severally, and not jointly) shall indemnify, defend, reimburse and hold harmless Seller Indemnified Parties from and against any and all Losses actually incurred by any Seller Indemnified Party for (i) any breach, inaccuracy or omission of any representation or warranty of the relevant Guarantor and (ii) any breach or non-performance of any obligations of the relevant Guarantor under this Agreement. Section 9.3 Limitations of Liability.

9.3.1 None of the Buyer Indemnified Parties shall be entitled to assert any right to indemnification pursuant to Section 9.1 until the aggregate amount of all Losses actually suffered by the Buyer Indemnified Parties exceeds the Deductible Amount, and then only to the extent such Losses exceed, in the aggregate, the Deductible Amount. Parties agree that there is no maximum amount for Indemnification of Buyer Indemnified Parties by Seller under Section 9.1 above, provided, however, that any indemnification based on Section 9.1(iii) shall be (i) limited to a maximum US$ 20,000,000 (twenty million Dollars)and (ii) not subject to the Deductible Amount.

9.3.2 None of the Seller Indemnified Parties shall be entitled to assert any right to indemnification pursuant to Section 9.2 until the aggregate amount of all Losses actually suffered by the Seller Indemnified Parties exceeds the Deductible Amount, and then only to the extent such Losses exceed, in the aggregate, the Deductible Amount. Parties agree that there is no maximum amount for Indemnification of Seller Indemnified Parties by Buyer under Section 9.2 above.

9.3.3 Neither Buyer, Guarantors nor Seller shall be required to make any payments to Seller Indemnified Parties or Buyer Indemnified Parties, as the case may be, pursuant to this Article 9 with respect to indemnification obligations until (i) a final non-appealable court decision (trânsito em julgado) or arbitral decision (subject to no recourse or appeal) is issued or granted against the Company, Seller Indemnified Parties or Buyer Indemnified Parties, as the case may be, regarding a third party claim (except if any provisional court or arbitral decision which effects are not suspended, reversed or stayed requires any Seller Indemnified Party or Buyer Indemnified Party to make any payment thereunder ("Provisional Decision")) or (ii) a final arbitral award is issued or granted against any of the Seller Indemnified Parties or Buyer Indemnified Parties regarding a direct dispute between Seller and Buyer (except for a Provisional Decision) or (iii) Seller and Buyer agree in writing that such indemnification is undisputed and due by either Seller or Buyer, as applicable. The applicable Seller Indemnified Party or Buyer Indemnified Party shall be fully and promptly reimbursed for all costs incurred and payments made with respect to a Provisional Decision if such Provisional Decision is reverted on behalf of the relevant Seller Indemnified Party or Buyer Indemnified Party.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

9.3.4 The amount of any indemnifiable Loss shall be paid to the relevant Buyer Indemnified Party or Seller Indemnified Party, as applicable, including the amount of any Taxes due and/or payable by the Buyer Indemnified Party or Seller Indemnified Party on the amount of the indemnifiable Loss to be received, so that the relevant Buyer Indemnified Party or Seller Indemnified Party, as applicable, is indemnified for the full amount of its actual Loss.

9.3.5 If under any indemnifiable Loss the Company is compelled to provide any type of guarantee or deposit in order to file an appeal or otherwise to present any defense in connection with an administrative proceeding or a lawsuit of any nature, the Indemnifying Party (as defined below) shall provide the Company with the means to provide such guarantee or deposit. In any case, the compliance by Indemnifying Party with its obligation under this Section does not authorize the dilution (via potential capital increase of the Company) of the Seller or the Buyer, as applicable, with respect to their percentage ownership in the capital stock of the Company.

Section 9.4 Indemnification Procedure.

Claims for indemnification under this Agreement shall be asserted and resolved as follows:

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

9.4.1 If a claim by a third party is made against a Seller Indemnified Party or a Buyer Indemnified Party (any such Person, an "Indemnified Party"), and if such Indemnified Party intends to seek indemnity with respect thereto under this Article 9, such Indemnified Party shall promptly furnish written notice of such claim (in reasonable detail and including the factual basis for such claim and, to the extent known, the amount thereof) to the Party against whom indemnity is sought (such Party, in such capacity, the "Indemnifying Party"). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all material notices and documents (including court papers) received or transmitted by the Indemnified Party relating to such claim. The failure or delay of the Indemnified Party to deliver prompt written notice of a claim shall not affect the indemnity obligations of the Indemnifying Party hereunder, except and only to the extent that, as a result of such failure, any Indemnifying Party that was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure. The Indemnifying Party shall have 5 (five) Business Days after receipt of such notice to elect to undertake, conduct and control (through counsel of its own choosing and at its own expense, so long such counsel is approved by the other Party, such approval not to be unreasonably delayed or withheld), and, in any event, shall have the right to participate (at its own expense) in, the settlement or defense of such claim, and the Indemnified Party shall cooperate with it in connection therewith. If the Indemnifying Party elects to undertake, conduct and control the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense directly or through counsel chosen by such Indemnified Party (but the fees and expenses of such counsel shall be borne by such Indemnified Party). So long as the Indemnifying Party (at the Indemnifying Party's cost and expense) (i) has undertaken the defense of, and assumed full responsibility for all indemnified liabilities with respect to, such claim, (ii) is reasonably contesting such claim in good faith through appropriate proceedings and (iii) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a Lien against or attachment of the property and/or assets of the Indemnified Party or of any of the Company, as the case may be, for payment of such claim, the Indemnified Party shall not pay or settle any such claim; provided, however, that, the Indemnified Party shall have the right to pay or settle any such claim if it has waived in writing any right to indemnity by the Indemnifying Party for such claim; and provided, further, that, if within five Business Days after the receipt of the Indemnified Party's notice of a claim of indemnity under this Section 9.4.1, the Indemnifying Party does not notify the Indemnified Party that it elects (at the Indemnifying Party's cost and expense) to undertake the defense thereof and assume full responsibility for all indemnified liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a Lien against or attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle or compromise such claim (at the Indemnifying Party’s costs and expenses) and the Indemnified Party shall not thereby waive any right to indemnity for such claim under this Agreement. No Indemnifying Party shall consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any such claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided that, if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Losses in connection with such claim and definitely and unconditionally releases the Indemnified Party and its Subsidiaries completely from all liability in connection with such claim; provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge (i) that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or its Subsidiaries or (ii) that, in the reasonable opinion of the Indemnified Party, would otherwise materially adversely affect the Indemnified Party. Whether or not the Indemnifying Party shall have assumed the defense of such claim, the Indemnified Party shall not admit any Liability with respect to, or settle, compromise or discharge (including the consent to entry of any judgment with respect to), any such claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned) unless the Indemnified Party has waived in writing any right to indemnity from the Indemnifying Party with respect to such claim or otherwise provided herein, in which cases no such consent shall be required.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

9.4.2 Any claim on account of Losses for which indemnification is provided under this Agreement which does not involve a claim of a third party shall be asserted by prompt written notice (setting forth in reasonable detail the facts or circumstances that allegedly gave rise to such claim and, to the extent known, the amount thereof) given by the Indemnified Party to the Indemnifying Party from whom such indemnification is sought. The failure or delay of the Indemnified Party to deliver prompt written notice of a claim shall not affect the indemnity obligations of the Indemnifying Party hereunder, except and only to the extent that, as a result of such failure, any Indemnifying Party that was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

9.4.3 In the event of payment in full by an Indemnifying Party to any Indemnified Party in connection with any claim (an "Indemnified Claim"), such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right or claim relating to such Indemnified Claim against any claimant or plaintiff asserting such Indemnified Claim or against any other Person. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner and (at such Indemnifying Party's cost and expense) in prosecuting any subrogated right or claim.

Section 9.5 Survival and Time Limitation.

Except as otherwise set forth herein, the terms and provisions of this Agreement, including the representations and warranties, shall survive the Closing of the transactions contemplated hereunder. Any claim by any Buyer Indemnified Party that Seller is liable to such Buyer Indemnified Party under the terms of this Agreement must be brought against Seller until the expiration of all applicable statutes of limitations. Any claim by any Seller Indemnified Party that Buyer is liable to such Seller Indemnified Party under the terms of this Agreement must be brought against Buyer until the expiration of all applicable statutes of limitations (including any extension thereto).

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 9.6 Further Indemnity Limitations.

9.6.1 The amount of any indemnifiable Loss shall be reduced (i) to the extent any Indemnified Party actually receives any insurance proceeds with respect to such Loss, (ii) to take into account, if applicable, any net Tax benefit actually received from the recognition of the Loss and (iii) to take into account any payment actually received by an Indemnified Party with respect to such Loss.

9.6.2 Anything contained in this Agreement to the contrary notwithstanding, the Parties shall be liable for any and all Losses pursuant to Section 9.1, whether or not the breach, inaccuracy or omission of the applicable representation and warranty, or the facts and circumstances underlying such breach was disclosed to or otherwise known by them prior to Closing.

9.6.3 Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Buyer. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Buyer to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

Section 9.7 Sole and Exclusive Remedy.

Except for fraud (fraude) or willful misconduct (dolo), the indemnification and termination provisions contained in this Agreement shall be the sole and exclusive remedy of each Party and the Seller Indemnified Parties and the Buyer Indemnified Parties (i) for any breach, inaccuracy or omission of any Party's representations, warranties, covenants (including Pre-Closing Covenants and Post-Closing Covenants, as applicable) or undertakings contained in this Agreement or (ii) otherwise with respect to this Agreement. Notwithstanding the foregoing, each Party shall have the right to seek specific performance of the terms of this Agreement in any court of competent jurisdiction.

Article 10
TERMINATION

Section 10.1 Termination.

This Agreement may be terminated prior to Closing (except for breach of Post-Closing Covenant, in which case termination may occur after Closing) by one or more Parties and all of the transactions contemplated hereby abandoned:

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

10.1.1 by the mutual written consent of Buyer and Seller;

10.1.2 by Buyer, if there has been a material breach, inaccuracy, omission or non-performance by Seller of any representation, warranty, covenant (including Post-Closing Covenant) or obligation contained in this Agreement and either (a) has not been waived by Buyer, or (b) if capable of being cured, was not cured by Seller within 30 (thirty) days after written notice thereof from Buyer;

10.1.3 by either Buyer or Seller if any Governmental Authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action materially changing, restraining, enjoining, prohibiting or otherwise materially and adversely affecting the transactions contemplated by this Agreement and the Operational Agreements;

10.1.4 by Seller, if there has been a material breach, inaccuracy, omission or non-performance by Buyer of any representation, warranty, covenant or obligation contained in this Agreement and either (a) has not been waived by Seller or (b) if capable of being cured, was not cured by Buyer within 30 (thirty) days after written notice thereof from Seller; and

10.1.5 by any of the Parties if the Closing has not occurred because the conditions provided in Section 4.2 hereunder were not properly fulfilled or waived by the relevant Party on or before 180 (one hundred and eighty) days from the date of this Agreement or such later date as the Parties may agree upon in writing.

Section 10.2 Effect of Termination.

In order to effect the termination of this Agreement by Seller or Buyer pursuant to Section 10.1, written notice thereof shall promptly be given by the terminating Party to the other Parties, and this Agreement shall thereupon terminate. If this Agreement is terminated as provided herein, all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made. This Agreement shall have no further force or effect, and all further obligations of the Parties under this Agreement shall terminate without further Liability of any Party to any other Party, except (a) that such termination shall not affect (i) any claim any Party may have for damages caused by any reason of, or relieve any Party from Liability for, any breach of this Agreement prior to termination, (ii) the provisions of Section 12.3 (Arbitration) and (iii) Section 12.12 (Confidentiality) and (b) for the right of the Buyer to receive the refund from the Seller and the Company of all amounts paid as Investments (plus any potential Positive or Negative Difference of Acquired Shares Price and Positive or Negative Difference of New Shares Prices) in the case of termination pursuant to Section 10.1.2 as a result of a breach of Post Closing Covenant.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Article 11
GUARANTY

Section 11.1 Guarantors. Guarantors hereby irrevocably and unconditionally guarantees to Seller the full and punctual payment of any and all amounts due and payable by Buyer under this Agreement as they come due, on a pro-rata basis based on the percentage ownership of each of the Guarantors in the capital stock of Buyer, as set forth in Schedule 11.1 hereto. Upon failure by Buyer to pay punctually any such amount, the Guarantors shall forthwith pay, severally (and not jointly), to Seller the amount not so paid at the place and time and in the manner specified in this Agreement, on a pro-rata basis based on the percentage ownership of each Guarantor in the capital stock of Buyer, as set forth in Schedule 11.1 hereto. This guaranty constitutes a direct, general and unconditional obligation of each Guarantor which will at all times rank at least pari passu with all other present and future unsecured obligations of each Guarantor, except for such obligations as may be preferred by provisions of law that are both mandatory and of general application. Each of the Guarantors unconditionally and irrevocably waives any and all rights provided under Articles 366, 368, 821, 827, 834, 835, 837, 838, I, and 839 of the Brazilian Civil Code and Articles 77 and 595 of the Brazilian Civil Procedure Code.

Article 12
MISCELLANEOUS

Section 12.1 Approval by SBDC.

The Parties hereby expressly agree that Buyer shall be the sole responsible for submitting the transaction contemplated by this Agreement to the SBDC, bearing all costs and expenses related thereto. Buyer shall in good faith prepare such submission for obtaining the approval by SBDC, submit all relevant applications and provide all relevant information required thereto; and Seller shall in good faith endeavor its best efforts and actively cooperate with Buyer for obtaining such approval by SBDC. All fees, costs, expenses and penalties (including fees and expenses of attorneys, accountants, financial advisors and other professionals, other than those directly hired by Seller) in connection with the preparation and submission to SBDC of the transaction contemplated by this Agreement and other documents relating to the same will be fully and solely borne by Buyer. It is further understood and agreed that Buyer shall bear any and all risk pertaining to obtaining of the relevant clearance of the antitrust authorities to implementation of the purchase and sale of Shares contemplated hereunder.

Section 12.2 Governing Law.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

This Agreement and the rights and obligations of the Parties hereunder and the transactions contemplated hereby shall be governed by, enforced and interpreted in accordance with the laws of Brazil.

Section 12.3 Arbitration.

any dispute, controversy or claim arising out of or relating to this Agreement ("Dispute") will be solved by arbitration, in accordance with the following provisions:

12.3.1 The Dispute will be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "ICC Rules") in force at the time the Dispute arises.

12.3.2 Seller and Buyer shall appoint one arbitrator, and the two party-appointed arbitrators shall designate a third arbitrator ("Arbitral Tribunal"). However, it is hereby agreed that if any Party fails to appoint its arbitrator, such arbitrator shall be appointed by the Court of Arbitration of the International Chamber of Commerce (the "ICC Court"). In case the two appointed arbitrators fail to appoint the third arbitrator within 30 (thirty) days from the date of their appointment, upon a written request of each of the parties, the ICC Court will appoint the third arbitrator.

12.3.3 The arbitration will be held in the City of São Paulo, Brazil. The arbitration procedure will be held in English language and in accordance with the Brazilian Law.

12.3.4 The Parties elect the courts of the City of São Paulo, State of São Paulo, exclusively for interim or conservatory measures, as provided for in the ICC Rules.

12.3.5 The Arbitral Tribunal will render its final award within 12 (twelve) months as of the beginning of the arbitration. This term may be extended for up to 6 (six) months by the Arbitral Tribunal, provided it is justified.

12.3.6 Except for attorney’s fees, which shall be born individually by each Party, all expenses, costs and legal fees will be borne by one or both Parties as determined by the Arbitral Tribunal.

12.3.7 The Parties shall keep the confidentiality of each and every information concerning the arbitration.

12.3.8 All the Parties to the Agreement shall participate in any arbitration, joining the claimant or the defendant as the case may be. The Parties agree that any order, decision or determination of the Arbitral Tribunal shall be definitely binding.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 12.4 Entire Agreement.

This Agreement, including the Schedules and Exhibits hereto, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, understandings, representations or warranties between the Parties.

Section 12.5 Notices.

All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail or telecopy to the appropriate address or number as set forth below.

12.5.1	If to Seller, to:

Companhia Siderúrgica Nacional
Avenida Brigadeiro Faria Lima, 3.400, 20th Floor
04538-132, São Paulo, SP, Brazil
Attention: Mr. Juarez Saliba de Avelar and Mr. Fernando Quintana Merino
Telephone: 55 11 3049-7505/7238
Facsimile: 55 11 3049-7140/7212
e-mail: juarez.saliba@csn.com.br and
fernando.merino@csn.com.br

with a copy to:

Pinheiro Guimarães – Advogados
Avenida Paulista 1842, 24th Floor, Torre Norte
01310-200, São Paulo, SP, Brazil
Attention: Francisco José Pinheiro Guimarães and Sergio Ramos Yoshino, Esq.
Telephone: 55 11 4501-5000
Facsimile: 55 11 4501-5025
e-mail: fjpg@pinheiroguimaraes.com.br and
sramos@pinheiroguimaraes.com.br

12.5.2	If to Buyer, to:

Big Jump Energy Participações S.A.
Rua da Consolação, 247, 3rd Floor, Room 85A
01031-903, São Paulo, SP, Brazil
Attention: Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Telephone: 55 11 3170-8509
Facsimile: 55 11 3170-8549

with a copy to:

Machado, Meyer, Sendacz e Opice Advogados
Avenida Brigadeiro Faria Lima, 3144, 11th Floor
01451-000, São Paulo, SP, Brazil
Attention: José Ribeiro do Prado Júnior e Arthur B. Penteado, Esq.
Telephone: 55 11 3150-7000
Facsimile: 55 11 3150-7010
e-mail: jprado@mmso.com.br and apenteado@mmso.com.br

12.5.3	If to Guarantors, to:

Itochu Corporation
5-1, Kita-Aoyama 2-Chome, Minato-ku
Tokyo, 107-8077, Japan
Attention: Mr. Yasuhiro Miyata
Telephone: 81 3 3497-3365
Facsimile: 81 3 3497-3342
e-mail: tokko@itochu.com.jp

JFE Steel Corporation
2-3, Uchisaiwai-cho 2-chome Chiyoda-ku
Tokyo 100-0011, Japan
Attention: Mr.Takashi Maeno
Telephone: 81 3 3597-3666
Facsimile: 81 3 3595-3620
e-mail: t-maeno@jfe-steel.co.jp

Nippon Steel Corporation
6-3 Otemachi 2-chome Chiyoda-ku
Tokyo 100-8071, Japan
Attention: Mr. Masahiro Saitoh
Telephone: 81 3 3275-5491
Facsimile: 81 3 3275-5952
e-mail: saitoh.masahiro1@nsc.co.jp

Sumitomo Metal Industries, Ltd.
8-11, Harumi 1-chome, Chuo-ku
Tokyo 104-6111, Japan
Attention: Mr. Shigeki Yamaguch

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Telephone: 81 3 4416-6246
Facsimile: 81 3 4416-6670
e-mail: yamaguch-sgk@sumitomometals.co.jp

Kobe Steel, Ltd.
9-12, Kita-Shinagawa 5-chome, Shinagawa-ku
Tokyo, 141-8688, Japan
Attention: Mr. Hiroshi Tanaka
Telephone: 81 3 5739-6122
Facsimile: 81 3 5739-6930
e-mail: tanaka.hiroshi@kobelco.com

Nisshin Steel Co., Ltd.
4-1, Marunouchi 3-chome, Chiyoda-ku
Tokyo, 100-8366, Japan
Attention: Mr. Ryoji Nunoya
Telephone: 81 3 3216-5528
Facsimile: 81 3 3216-5539
e-mail: n03962@nisshin-steel.co.jp

POSCO Iron Ore Procurement Group
POSCO Center 23 F
Daechi-4dong, Gangnam-gu,
Seoul, 135-777, Korea
Attention : Mr. Myung Deuk Seo / Group Leader
Telephone: 82 2 3457-0306
Facsimile: 82 2 3457-1908
e-mail: mdseo@posco.com

with a copy to:

Machado, Meyer, Sendacz e Opice Advogados
Avenida Brigadeiro Faria Lima, 3144, 11th Floor
01451-000, São Paulo, SP, Brazil
Attention: José Ribeiro do Prado Júnior and Arthur B. Penteado,
Esq.
Telephone: 55 11 3150-7000
Facsimile:
e-mail: jprado@mmso.com.br and apenteado@mmso.com.br

12.5.4	If to the intervening parties:

Nacional Minérios S.A.:

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Alameda da Serra, 400, 9th Floor
34.000-000, Nova Lima, MG, Brazil
Attention:	Mr. Ricardo Abramof and Mr. Adherbal Guimarães Rêgo
Telephone:	55 31 3269-1410
Facsimile:	55 31 3269-1414
e-mail:	adherbal.rego@csn.com.br and ricardo.abramof@csn.com.br

Brazil Japan Iron Ore Corporation:
5-1, Kita-Aoyama 2-chome, Minato-ku
Tokyo 107-8077, Japan
Attention:	Mr. Yasuhiro Miyata
Telephone:	81 3 3497-3365
Facsimile:	81 3 3497-3342
e-mail:	miyata-ya@itochu.co.jp

or to such other address or addresses as the Parties may from time to time designate as to itself by like notice.

Notice given by overnight delivery service or Brazilian mail shall be effective upon actual receipt. Notice given by telecopy shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day after receipt if not received during the recipient's normal business hours. All notices by telecopy shall be confirmed by the Party giving such notice promptly after transmission in writing by certified mail or overnight delivery to the recipient Party.

Section 12.6 Parties in Interest; Assignment.

Neither Party shall assign or delegate (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that after Closing each of the Parties may assign all of its rights and obligations under this Agreement without the prior written consent of the other Parties to one or more of its shareholders in case of any merger or amalgamation involving Buyer and the Company as provided by the Shareholders' Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 12.7 Amendments and Waivers.

This Agreement may not be modified or amended except by an instrument in writing signed by each of the Parties. Seller may waive compliance by Buyer, and Buyer may waive compliance by Seller, with any term or provision of this Agreement on the part of such Party to be performed or complied with only by an instrument in writing. The waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 12.8 Schedules and Exhibits.

All Schedules and Exhibits hereto that are referred to herein are hereby made a part hereof and incorporated herein by such reference. The specification of any Dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any claim, dispute or controversy as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. No events, changes, circumstances, developments, effects or states of facts occurred prior to the date hereof shall be added as updates in the Schedules after the date hereof. Non-material events, changes, circumstances, developments, effects or states of facts shall not be added as updates in the Schedules after the date hereof, provided, however, that Schedules relating to representations which are not qualified by the word "material" or the expression "Material Adverse Effect" may be updated with non-material events, changes, circumstances, developments, effects or states of facts.

Section 12.9 Agreement for the Parties' Benefit Only; Non-Recourse.

Except as otherwise specified herein, which are also intended to benefit and to be enforceable by the Seller Indemnified Parties and the Buyer Indemnified Parties, as applicable, this Agreement is not intended to confer upon any Person not a party hereto, other than the Parties' successors or permitted assigns, any rights or remedies hereunder, and no Person other than the Parties, their successors or permitted assigns is entitled to rely on any representation, warranty, covenant or agreement contained herein. No past, present or future director (membro do conselho de administração), officer (diretor), employee, incorporator, member, partner (sócio), stockholder, Affiliate, agent, attorney or Representative of Buyer or Seller, respectively, shall have any Liability for any obligations or Liabilities of Buyer or Seller (as the case may be) under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, except for fraud or as otherwise provided by Brazilian Law.

Section 12.10 Severability.

If any term or other provision of this Agreement shall be held invalid, illegal or incapable of being enforced by any Applicable Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a Party. Upon such determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 12.11 Conversion of Amounts.

12.11.1 Except as set forth in Section 12.11.2, the conversion of amounts in Reais into Dollars, and in Dollars into Reais, for the purpose of any payment obligation under this Agreement, shall use PTAX (as defined below) applicable at the close of the business of the day that is 2 (two) Business Days prior to the relevant calculation or payment date (as the case may be). If no PTAX value is available on such date, PTAX value shall be replaced by the exchange rate freely practiced in the financial market. "PTAX" means the ask rate which means the Brazilian Reais’s bid and Dollar’s ask rate, expressed as the amount of Brazilian Reais per one Dollar, published by the Central Bank of Brazil on SISBACEN Data System under transaction code PTAX-800, Option 5, "Venda" by approximately 6:00 p.m., São Paulo time.

12.11.2 The conversion of amounts in Dollars into Reais for the purpose of the payment of the Investment as per Article 2 and 3 shall use such conversion rate as reasonably determined by Seller; provided, however, that the following procedure shall apply:

(a) Within 5 (five) Business Days after the Agreement to Closing or (if Section 4.1.2 shall apply) no later than 5 (five) Business Days before November 28, 2008, the Japanese SPC and Posco shall cause the Investment (plus any applicable amount relating to deduction or withholding for Taxes imposed under Applicable Law so that the net Converted Amount (as defined below) is equal to the Investment amount) to be deposited in Dollars, on a pro rata basis based on their direct shareholdings in Buyer, into their Dollars accounts held at such Bank in the City of New York ("New York Bank"), as designated by the Japanese SPC and Posco and approved by Seller (the amount to be so deposited shall be referred to as the "Deposited Amount"), provided, however, that such approval of Seller shall not be unreasonably withheld. Immediately after confirmation of such deposit, but in any event no later than 5 (five) Business Days after the Agreement to Closing or no later than 5 (five) Business Days before November 28, 2008, as applicable, Buyer shall notify Seller in writing of that effect (the "Deposit Notice").

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

(b) After the receipt by Seller of the Deposit Notice and in any event within 3 (three) Business Days after such Deposit Notice, Seller shall, on behalf of the Buyer and at the cost and expense of Buyer (including any applicable Tax and banking fees), cause the conversion of the Deposited Amount into Reais through a first tier financial institution in Brazil selected by Seller and approved by Buyer, at such applicable conversion rate in effect and transfer, on behalf of the Buyer, the converted Reais into the Reais account of the Buyer held at a Bank in Brazil, as designated by Buyer, provided, however, that such approval of Buyer shall not be unreasonably withheld. The aggregate of all such converted Reais amount shall be the "Converted Amount". Seller shall notify in writing Buyer once all of the conversion has been completed (the "Conversion Notice"). The Closing shall be held on the date that is 2 (two) Business Days after the receipt of the Conversion Notice.

(c) For the purpose of Seller determining and agreeing the applicable conversion rate on behalf of the Japanese SPC and Posco, the Japanese SPC and Posco hereby authorize Seller to so determine and agree after the receipt by Seller of the Deposit Notice and in any event before the Closing Date, and shall timely provide Seller with the relevant power of attorneys and other applicable documents as reasonably requested by Seller. At the Closing, Buyer shall remit (i) a portion of the Converted Amount corresponding to the Acquired Shares Price to the bank account determined by Seller as provided in Section 2.2.1, and (ii) the remaining portion of the Converted Amount corresponding to the New Shares Price to the bank account determined by the Company as provided in Section 3.1.2.

(d) For the purpose of settling any potential Positive or Negative Difference of Acquired Shares Price and Positive or Negative Difference of New Shares Price, the conversion rate shall be the weighted average of all conversion rates applied in the conversion process as set forth in Section 12.11.2(b) above.

(e) All notices under this Section shall be timely provided by each of the Parties in compliance with the deadlines for Closing as provided in Sections 4.1.1 and 4.1.2, as applicable.

(f) Notwithstanding anything to the contrary herein, Buyer's payment obligation with respect to the Investment will only be deemed accomplished upon deposit of the applicable amounts in the accounts specified by Seller and the Company in the Schedule 2.2.1 and Schedule 3.1.2, respectively.

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Section 12.12 Confidentiality.

Each of the Parties and Guarantors hereto shall maintain the confidentiality on this Agreement, its terms and conditions and any other related information ("Confidential Information"), including, without limitation, all data and information obtained by any of them pursuant to this Agreement, except for any information which (i) at the time of disclosure, is public information, (ii) after disclosure, is published or otherwise becomes part of the public domain without any violation of this Agreement by the Parties or Guarantors, (iii) is received by the disclosing Party or Guarantor from a third party, provided that such third party, or any other party from whom such third party received such information, is not in breach of any confidentiality obligation in respect of such information. In the event that any Party or Guarantor becomes legally obligated (whether by Applicable Law, court order or otherwise) to disclose any of the Confidential Information, such Party or Guarantor shall (except for any announcements pursuant to Instrução CVM N. 358/02, as amended, in which case the relevant Party may disclose such information as it deems to be required under such regulation) (a) immediately notify the other Parties and/or Guarantors, as applicable, of the existence, terms and circumstances in connection therewith, (b) cooperate with the other Parties and/or Guarantors, as applicable, in the event that any Party or Guarantor seeks a protective order or other appropriate remedy, (c) furnish only that portion of the Confidential Information which is legally required and (d) exercise its reasonable efforts to attempt that confidential treatment be accorded to the Confidential Information. The Parties and Guarantors hereby acknowledge that each of them may disclose any Confidential Information, to the extent necessary and permitted by Applicable Law, to any of their respective direct or indirect shareholder, employee, officer (diretor), attorney, consultant, financial advisor, accountant or other Representative thereof, in compliance with the provisions of this Section 12.12.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED BY COMPANHIA SIDERURGICA NACIONAL

Signature Page 1/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

COMPANHIA SIDERÚRGICA NACIONAL

Name:	Name:
Title:	Title:

Signature Page 2/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

BIG JUMP ENERGY PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

Signature Page 3/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

ITOCHU CORPORATION

Name:	Name:
Title:	Title:

Signature Page 4/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

JFE STEEL CORPORATION

Name:	Name:
Title:	Title:

Signature Page 5/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

NIPPON STEEL CORPORATION

Name:	Name:
Title:	Title:

Signature Page 6/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

SUMITOMO METAL INDUSTRIES, LTD.

Name:	Name:
Title:	Title:

Signature Page 7/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

KOBE STEEL, LTD.

Name:	Name:
Title:	Title:

Signature Page 8/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

NISSHIN STEEL CO., LTD.

Name:	Name:
Title:	Title:

Signature Page 9/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

POSCO

Name:	Name:
Title:	Title:

Signature Page 10/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

NACIONAL MINÉRIOS S.A.

Name:	Name:
Title:	Title:

Signature Page 11/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

BRAZIL JAPAN IRON ORE CORPORATION

Name:	Name:
Title:	Title:

Signature Page 12/12 of the Share Purchase Agreement and Other Covenants, entered into October, 21, 2008, among Companhia Siderúrgica Nacional, Big Jump Energy Participações S.A., Itochu Corporation, JFE Steel Corporation, Nippon Steel Corporation, Sumitomo Metal Industries, Ltd., Kobe Steel, Ltd., Nisshin Steel Co., Ltd., Posco, Nacional Minérios S.A. and Brazil Japan Iron Ore Corporation.

WITNESSES:

Name:	Name:
CPF:	CPF:

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

EXHIBIT A

MINUTES OF EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING AND BY-LAWS

NACIONAL MINÉRIOS S.A.

CNPJ/MF n.º 08.446.702/0001 -05
NIRE 31.3.0002.417 -2

ATA DE ASSEMBLÉIA GERAL EXTRAORDINÁRIA
REALIZADA EM [•] DE [•] DE 2008

(Lavrada sob a forma de sumário de acordo com a autorização contida no parágrafo 1º do artigo 130 da Lei n.º 6.404/76, conforme alterada.)

DATA , HORA E LOCAL: em [•] de [•] de 2008, às [•] horas, na sede da Nacional Minérios S.A. ("Companhia"), localizada no Log. Casa de Pedra, s/nº - parte – na Cidade de Congonhas, Estado de Minas Gerais.

PRESENÇA: acionistas representando a totalidade do capital social, conforme se verificou das suas assinaturas no Livro de Presença de Acionistas.

MESA:	[•] – Presidente
[•] – Secretário

CONVOCAÇÃO: dispensada, tendo em vista a presença da totalidade dos acionistas, conforme dispõe o artigo 124, parágrafo 4o, da Lei n.o 6.404/76, conforme alterada ("Lei n.º 6.404/76").

ORDEM DO DIA: (i) aumento de capital da Companhia, com emissão de novas ações ordinárias; (ii) reforma do Estatuto Social da Companhia, de forma a adequá-lo ao Acordo de Acionistas da Companhia, celebrado entre seus acionistas em [•] de [•] de 2008 ("Acordo de Acionistas"); (iii) eleição dos novos membros do Conselho de Administração da Companhia; e (iv) consolidação do Estatuto Social da Companhia

DELIBERAÇÕES: tomadas por unanimidade dos acionistas da Companhia:

1. Aprovar o aumento de capital da Companhia no valor de R$[•] ([•]), com emissão de [•] ([•]) novas ações ordinárias nominativas, sem valor nominal, subscritas e integralizadas neste ato, em moeda corrente nacional, por Big Jump Energy Participações S.A., de acordo com o boletim de subscrição que constitui o Anexo I à presente ata. Os acionistas Companhia Siderúrgica Nacional, Juarez Saliba de Avelar, Isaac Popoutchi e Otávio de Garcia Lazcano declararam expressamente renunciar aos seus direitos de preferência.

2. Em virtude da deliberação do item 1 acima, o capital social da Companhia passa a ser de R$[•] ([•]), dividido em [•] ([•]) ações ordinárias nominativas e sem valor nominal.

3. Reformar parcialmente o Estatuto Social da Companhia de forma a adequá-lo ao Acordo de Acionistas, conforme consta da consolidação do Estatuto Social abaixo.

4. Considerando a reforma do Estatuto Social da Companhia aprovada no item 3 acima, eleger como membros do Conselho de Administração da Companhia, para exercer um mandato de 2 (dois) anos, os senhores: (i) [•]; e, na qualidade de seu suplente, [•]; (ii) [•]; e, na qualidade de seu suplente, [•]; (iii) [•]; e, na qualidade de seu suplente, [•]; (iv) [•]; e, na qualidade de seu suplente, [•]; (v) [•]; e, na qualidade de seu suplente, [•]; (vi) [•]; e, na qualidade de seu suplente, [•]; (vii) [•]; e, na qualidade de seu suplente, [•]; (viii) [•]; e, na qualidade de seu suplente, [•]; e (ix) [•]; e, na qualidade de seu suplente, [•].

Os conselheiros ora eleitos declararam não estar incursos em nenhum dos crimes previstos em lei que os impeçam de exercer atividade mercantil, estando cientes do disposto no artigo 147 da Lei n.º 6.404/76.

5. Em razão das deliberações acima, consolidar o Estatuto Social da Companhia, que passa a vigorar com a redação constante do Anexo II à presente ata.

ENCERRAMENTO: Nada mais havendo a tratar, foram encerrados os trabalhos e lavrada esta ata que, tendo sido lida e achada conforme, foi assinada por todos os presentes.

ASSINATURAS: [•] – Presidente; [•] – Secretário; Companhia Siderúrgica Nacional, [•], Juarez Saliba de Avelar, Isaac Popoutchi, Otávio de Garcia Lazcano,
[DEMAIS MEMBROS DO CONSELHO].

Congonhas, [•] de [•] de 2008

[•]	[•]
Presidente	Secretário

NACIONAL MINÉRIOS S.A.

CNPJ/MF n.º 08.446.702/0001 -05
NIRE 31.3.0002.417 -2

ANEXO I

Boletim de Subscrição Anexo à Assembléia Geral Extraordinária Realizada em [•] de [•] de 2008.

Subscritor: Big Jump Energy Participações S.A., sociedade por ações, com sede na Cidade de São Paulo, Estado de São Paulo, na Rua da Consolação, 247, 3º andar, sala 85A, Centro, CEP 01301-903, com seus atos atos constitutivos registrados na Junta Comercial do Estado de São Paulo sob o NIRE 35.300.354.401 e devidamente inscrita no CNPJ/MF sob o n.º 09.431.882/0001 -14.

Número de Ações Subscritas: [•] ([•]) ações ordinárias, todas nominativas e sem valor nominal.

Valor da Subscrição: R$[•] ([•]).

Prazo de Integralização: à vista.

Congonhas, [•] de [•] de 2008.

[•] Big Jump Energy Participações S.A.
[•]

NACIONAL MINÉRIOS S.A.

CNPJ/MF n.º 08.446.702/0001 -05
NIRE 31.3.0002.417 -2

ANEXO II

ESTATUTO SOCIAL

Capítulo I

DENOMINAÇÃO, OBJETO, SEDE E DURAÇÃO

Art. 1o NACIONAL MINÉRIOS S.A. reger-se-á por este Estatuto Social, onde será doravante designada abreviadamente como Companhia, e pelas disposições legais que lhe forem aplicáveis.

Art. 2o A Companhia tem por objeto a exploração da atividade mineral, em todo o território nacional e no exterior, compreendendo o aproveitamento de jazidas minerais, pesquisa, exploração, extração, comercialização de minérios em geral e de subprodutos derivados da atividade mineral, beneficiamento, industrialização, transporte, embarque, prestação de serviços de mineração, importação e exportação de minérios em geral, bem como a exploração de quaisquer outras atividades correlatas e afins, que direta ou indiretamente digam respeito às finalidades da Companhia, tais como compra de minérios e, ainda, a participação no capital de outras sociedades nacionais ou internacionais constituídas sob qualquer forma societária e qualquer que seja o objeto social.

Art. 3o A Companhia tem sede e foro na Cidade de Congonhas, Estado de Minas Gerais, podendo, por deliberação do Conselho de Administração, instalar ou encerrar filiais, sucursais, agências, escritórios ou representações em qualquer parte do território nacional ou no exterior.

Art. 4o A Companhia tem prazo de duração indeterminado.

Capítulo II

CAPITAL SOCIAL E AÇÕES

Art. 5º O capital social da Companhia, totalmente subscrito e integralizado, é de R$[• ] ([• ]), dividido em [• ] ([• ]) ações ordinárias nominativas, sem valor nominal.

Parágrafo 1º As ações são indivisíveis perante a Companhia.

Parágrafo 2º Cada ação ordinária dá direito a um voto nas deliberações da Assembléia Geral.

Parágrafo 3º Qualquer voto contrário às disposições do Acordo de Acionistas da Companhia, celebrado por seus acionistas em [• ] de [• ] de 2008 ("Acordo de Acionistas") registrado na forma do artigo 118 da Lei n.º 6.404, de 15 de dezembro de 1976, conforme alterada ("Lei das Sociedades por Ações"),será considerado nulo.

Art. 6º A Companhia observará todos os termos do Acordo de Acionistas, obrigando-se a dar ciência de seu conteúdo a seus administradores e cabendo à administração da Companhia abster-se de registrar transferências de ações contrárias aos termos do Acordo de Acionistas e ao Presidente da Assembléia Geral e/ou do Conselho de Administração abster-se de computar os votos lançados contra referido Acordo de Acionistas. No caso de qualquer divergência entre o presente Estatuto e o Acordo de Acionistas, as disposições do Acordo de Acionistas deverão prevalecer.

Capítulo III

ASSEMBLÉIA GERAL

Art. 7º A Assembléia Geral tem poderes para decidir todos os negócios relativos à Companhia, tomar as resoluções que julgar convenientes à sua defesa e ao seu desenvolvimento, e será convocada, com a indicação da ordem do dia, na forma da lei.

Art. 8º Assembléia Geral será instalada e presidida pelo Presidente do Conselho de Administração, que escolherá o secretário da Mesa.

Art. 9º A Assembléia Geral reunir-se-á ordinariamente, na sede social, nos quatro primeiros meses subseqüentes ao encerramento do exercício social a fim de deliberar sobre as matérias previstas no artigo 132 da Lei das Sociedades por Ações, e extraordinariamente sempre que os interesses sociais o exigirem.

Art. 10º Observado o disposto no Acordo de Acionistas, compete à Assembléia Geral, além das atribuições fixadas em lei:

I aprovar as demonstrações financeiras anuais, o plano de negócios de longo prazo, o plano de negócios de médio prazo e o orçamento operacional anual da Companhia, bem como qualquer alteração material a estes documentos;

II celebração, alteração, renovação ou rescisão de qualquer operação ou contrato, séries de operações ou de contratos, com custo anual, individual ou agregado, superior a US$25.000.000 (vinte e cinco milhões de dólares) (ou valor equivalente em moeda nacional), exceto se expressamente aprovado, sem reservas, em conjunto com o orçamento operacional anual;

III contratação de dívida, a qualquer tempo, em valor superior a US$150.000.000 (cento e cinqüenta milhões de dólares) (ou valor equivalente em moeda nacional), exceto os contratos financeiros expressamente previstos no Acordo de Acionistas ("Contratos Financeiros"), ou se expressamente aprovado, sem reservas, em conjunto com o orçamento operacional anual;

IV alteração, renovação e rescisão dos Contratos Financeiros;

V associações (joint venture), aquisição de participações acionárias ou de todos ou de parte substancial dos ativos de terceiros, e celebração ou aprovação de qualquer investimento realizado pela Companhia em valor superior a US$20.000.000 (vinte milhões de dólares), exceto os Contratos Financeiros, ou se expressamente aprovado, sem reservas, em conjunto com o orçamento operacional anual;

VI celebração, alteração, renovação ou rescisão de qualquer operação (inclusive, sem limitação, prestação de garantias e/ou compromissos de indenizar), contrato, ou renúncia de direito e consentimento referente a contrato celebrado com qualquer sociedade controlada pela Companhia ou sociedade na qual a Companhia possua ao menos 10% (dez por cento) do capital social, assim como com qualquer acionista da Companhia, sendo certo que a aprovação destas matérias não poderá ser negada imotivadamente;

VII declaração de dividendos e/ou juros sobre o capital próprio, distribuição de reservas ou lucros, alteração ou desvio da política de dividendos da Companhia e/ou das sociedades controladas pela Companhia, ou qualquer decisão de reter recursos disponíveis para distribuição de dividendos em razão de investimentos da Companhia e/ou das sociedades controladas pela Companhia;

VIII aumento do capital social da Companhia ou de sociedades controladas pela Companhia, ou concessão de empréstimo a acionistas ou sociedades controladas pela Companhia, exceto se diversamente acordado por escrito com os acionistas;

IX redução do capital social, pagamento em dinheiro ou bens aos acionistas;

X. cancelamento, emissão ou resgate de ações do capital social da Companhia e/ou das sociedades controladas pela Companhia, de direitos ou bônus de subscrição, ou títulos conversíveis em ações da Companhia ou das sociedades controladas pela Companhia, exceto aquelas ações emitidas conforme acordo celebrado pelos acionistas da Companhia;

XI fusão, cisão, incorporação ou qualquer outro ato de reestruturação societária (incluindo a criação de grupos de sociedades), ou venda de qualquer ativo material, ou de parcela relevante dos ativos da Companhia ou das sociedades controladas pela Companhia;

XIII dissolução ou liquidação, ou qualquer pedido de falência ou recuperação judicial pela Companhia ou sociedades controladas pela Companhia;

XIII remuneração anual de cada membro do Conselho de Administração da Companhia;

XIV observado o previsto no Acordo de Acionistas, aumento ou diminuição do número de membros do Conselho de Administração e da Diretoria; e

XV qualquer alteração neste Estatuto Social, incluindo, mas não se limitando, qualquer alteração referente (i) à administração ou seus respectivos deveres e responsabilidades, (ii) ao nome e (iii) ao objeto social da Companhia e/ou das sociedades controladas pela Companhia.

Parágrafo Único Qualquer contrato de venda de longo prazo (off take) ou acordos similares contendo penalidades, indenizações, cláusulas de compra compulsória (take or pay) e quaisquer outras disposições materialmente distintas da prática de mercado somente poderão ser celebrados mediante a aprovação da unanimidade dos acionistas em Assembléia Geral, exceto pelos acionistas que também são membros do Conselho de Administração da Companhia.

Capítulo IV

ADMINISTRAÇÃO

Art. 11 A administração da Companhia compete ao Conselho de Administração e à Diretoria.

Art. 12 A remuneração anual de cada membro do Conselho de Administração será fixada pela Assembléia Geral, e a remuneração anual de cada membro da Diretoria será fixada pelo Conselho de Administração.

Seção I

CONSELHO DE ADMINISTRAÇÃO

Art. 13 O Conselho de Administração será composto por 9 (nove) membros, e igual número de suplentes, todos acionistas, residentes ou não no Brasil, eleitos pela Assembléia Geral, com prazo de gestão de dois anos, ou até a eleição de sucessor, falecimento, aposentadoria, deficiência, renúncia ou destituição do cargo, sendo permitida a reeleição. Dentre os membros do Conselho de Administração será nomeado um Presidente.

Art. 14 O Conselho de Administração reunir-se-á mediante convocação efetuada pelo Presidente ou por 2 (dois) Conselheiros.

Parágrafo 1º As reuniões do Conselho de Administração somente se instalarão com a presença da maioria dos seus membros.

Parágrafo 2º Caso não se verifique o quorum necessário para a instalação da reunião, os conselheiros presentes deverão adiar a reunião e o Presidente do Conselho de Administração ou qualquer destes conselheiros presentes poderão convocar novamente a reunião, mediante aviso prévio enviado aos demais conselheiros com, pelo menos, 7 (sete) dias de antecedência. No caso de ainda não se verificar a maioria dos membros do Conselho de Administração, a reunião poderá ser instalada na presença da maioria menos um conselheiro.

Parágrafo 3o Das reuniões serão lavradas atas em livro próprio.

Parágrafo 4º As deliberações do Conselho de Administração serão tomadas por maioria de votos dos presentes.

Parágrafo 5º As reuniões do Conselho de Administração serão presididas pelo Presidente do Conselho de Administração.

Art. 15 Nos casos de vacância, impedimento temporário ou ausência de membro do Conselho de Administração e seu respectivo suplente, serão observadas as disposições do Acordo de Acionistas e as seguintes regras:

Parágrafo 1º No caso de vacância de qualquer membro do Conselho de Administração e seu respectivo suplente, os Conselheiros remanescentes deverão nomear substituto que servirá até a primeira Assembléia Geral da Companhia e que, se confirmado pela respectiva Assembléia Geral, completará o mandato do substituído.

Parágrafo 2o No caso de impedimento temporário ou ausência de qualquer membro do Conselho de Administração e seu respectivo suplente, o Conselheiro ausente ou impedido poderá indicar, dentre os demais Conselheiros, aquele que o representará, sendo que a substituição ocorrerá enquanto durar o impedimento, que, se for superior a 90 (noventa) dias, caracterizará a vacância do cargo.

Parágrafo 3º Se a vacância ocorrer no cargo de Presidente (incluindo seu suplente), ele será substituído por outro Conselheiro escolhido pelos Conselheiros remanescentes. No caso de impedimento temporário ou ausência (do Presidente e seu suplente), o Presidente será substituído por outro Conselheiro por ele indicado.

Parágrafo 4º Nas hipóteses de impedimento temporário ou ausência previstos neste Art. 15, o representante agirá, inclusive para efeito de votação em reuniões do Conselho de Administração, por si e pelo Conselheiro representado.

Art. 16 O Conselho de Administração, para seu assessoramento, poderá criar comitês especiais, permanentes ou não, com objetivos definidos, integrados por pessoas por ele designadas, acionistas ou não e com conhecimento específico relacionado ao objetivo do comitê.

Art. 17 Observado o disposto no Acordo de Acionistas, compete ao Conselho de Administração, além das atribuições fixadas em lei:

I aprovar a remuneração anual (a) de cada membro da Diretoria da Companhia, e (b) do Conselho de Administração, da Diretoria e do Conselho Fiscal de qualquer sociedade controlada pela Companhia;

II eleger e destituir qualquer membro (a) da Diretoria da Companhia, e (b) do Conselho de Administração, da Diretoria e do Conselho Fiscal de qualquer sociedade controlada pela Companhia e/ou na qual a Companhia possua ao menos 10% (dez por cento) do capital social, desde que, neste caso, possua poder para tanto e tenha o direito de exercê-lo;

III aprovar qualquer aditamento ou alteração nas condições dos contratos operacionais celebrados pela Companhia e/ou pelas sociedades controladas pela Companhia, assim como a rescisão e renovação destes contratos operacionais, ou qualquer decisão referente a estes contratos, incluindo, mas não se limitando, a qualquer ato referente ao cumprimento de qualquer destes contratos operacionais ou a controvérsias e ações relacionadas a estes contratos operacionais, obedecidos os requisitos e quoruns previstos no item 9.1 (iii) do Acordo de Acionistas;

IV tomar qualquer decisão envolvendo (a) direitos de mineração, existentes ou futuros, pertencentes à ou no usufruto da Companhia (incluindo a transferência de, ou ônus sobre estes direitos), (b) plantas de peletização, e (c) qualquer outro ativo relevante da Companhia e/ou das sociedades controladas pela Companhia;

V aprovar qualquer prestação de garantia ou compromisso de indenizar pela Companhia e/ou pelas sociedades controladas pela Companhia, relacionadas a dívidas ou obrigações de terceiros;

VI escolher auditores e aprovar qualquer alteração na política contábil da Companhia e das sociedades controladas pela Companhia;

VII aprovar acordos visando encerrar qualquer controvérsia ou ação judicial relevante da qual a Companhia e/ou as sociedades controladas pela Companhia sejam parte;

VIII aprovar, renovar, alterar, de forma material, ou rescindir planos de pensão e outros planos de benefício empregatício da Companhia e/ou das sociedades controladas pela Companhia;

IX estabelecer as regras básicas da administração da Companhia, inclusive no tocante à produção, comercialização, transferência de tecnologia, uso de marcas e patentes, gestão financeira e de investimentos, bem como zelar pelo seu estrito cumprimento, e deliberar a respeito da política de recursos humanos e política salarial;

X determinar a realização de auditorias em sociedades, associações, fundações e entidades assemelhadas, de que a Companhia participe;

XI definir lista tríplice de empresas especializadas para determinação do valor econômico da Companhia para fins de reembolso;

XII autorizar a negociação, pela Companhia, de ações de sua própria emissão, observado o disposto na legislação em vigor;

XIII observado o limite estabelecido pelo Art. 10, III, fixar os termos e demais condições de colocação de debêntures simples, não conversíveis em ações, e sem garantia real, bem como deliberar sobre as condições de que tratam os incisos VI a VIII, do art. 59 da Lei das Sociedades por Ações, e sobre a oportunidade da emissão, nos outros casos; e

XIV vetar a execução de decisões dos Diretores eventualmente adotadas contra as disposições deste Estatuto Social e do Acordo de Acionistas.

Seção II

DIRETORIA

Art. 18 A Companhia terá uma Diretoria composta por 6 (seis) diretores, sendo um Diretor Presidente, um Diretor Financeiro, um Diretor Operacional, um Diretor Administrativo, um Diretor Comercial e um Diretor Jurídico, todos residentes no Brasil.

Parágrafo 1o O prazo de gestão dos Diretores é de 2 (dois) anos, permitida a sua reeleição.

Parágrafo 2o Nos casos de impedimento ou férias, os membros da Diretoria serão substituídos em conformidade com o que dispuser o Conselho de Administração.

Parágrafo 3o Em caso de vacância de cargo de Diretor, seu substituto será indicado na forma do parágrafo anterior e exercerá o cargo pelo período remanescente do prazo de gestão do substituído.

Parágrafo 4º Os diretores podem renunciar a qualquer tempo ao cargo mediante notificação escrita ao Conselho de Administração.

Parágrafo 5º A eleição dos diretores se dará em reunião do Conselho de Administração convocada especialmente para este fim.

Art. 19 A Diretoria, observadas as diretrizes e deliberações do Conselho de Administração e da Assembléia Geral, terá poderes de administração e gestão dos negócios sociais, podendo praticar todos os atos e realizar todas as operações que se relacionem com o objeto social da Companhia, observadas as limitações e respeitadas as disposições previstas neste Estatuto Social e no Acordo de Acionistas.

Parágrafo único A Diretoria poderá designar um Diretor ou procurador para representar singularmente a Companhia em atos determinados;

Art. 20 A Diretoria reunir-se-á sempre que convocada por qualquer de seus membros.

Parágrafo único A Diretoria sempre deliberará pela maioria dos membros presentes. Em caso de empate, a Diretoria deverá submeter a matéria à deliberação do Conselho de Administração.

Art. 21 Compete a cada Diretor, no âmbito da área específica de atuação que lhe for definida pelo Conselho de Administração:

I representar a Companhia, nos termos da lei e deste Estatuto Social;

II organizar, coordenar e supervisionar os serviços que lhe competem;

III participar das reuniões da Diretoria, concorrendo para a definição das políticas a serem seguidas pela Companhia e relatando os assuntos da sua respectiva área de supervisão e coordenação;

IV cumprir e fazer cumprir a política e a orientação geral dos negócios da Companhia estabelecidos pelo Conselho de Administração, sendo cada Diretor responsável pela sua área específica de atividades.

Art. 22 A representação da Companhia e a prática dos atos necessários ao seu funcionamento regular caberão aos membros da Diretoria, observadas as seguintes normas:

I todos os atos, contratos ou documentos que impliquem responsabilidade para a Companhia, ou desonerem terceiros de responsabilidade ou obrigações para com a Companhia deverão, sob pena de não produzirem efeitos contra a Companhia, ser assinados (a) por dois Diretores; (b) por um Diretor e um procurador com poderes especiais; ou (c) por dois procuradores com poderes especiais;

II ressalvado o disposto neste Estatuto Social, a Companhia poderá ser representada, indistintamente, por qualquer um dos Diretores ou procurador com poderes especiais, conforme designação da Diretoria (Art. 19, parágrafo único), (i) na prática de atos de simples rotina administrativa, inclusive os praticados perante as repartições públicas em geral, autarquias, empresas públicas, sociedades de economia mista, Junta Comercial, Justiça do Trabalho, INSS, FGTS e seus bancos arrecadadores, (ii) perante concessionárias ou permissionárias de serviços públicos, em atos que não importem em assunção de obrigações ou na desoneração de obrigações de terceiros, (iii) para a preservação de seus direitos em processos administrativos ou de qualquer natureza, e no cumprimento de suas obrigações fiscais, trabalhistas ou previdenciárias, (iv) no endosso de títulos para efeitos de cobrança ou depósito em contas bancárias da Companhia, (v) para representar a Companhia nas assembléias gerais de acionistas ou equivalentes de sociedades, consórcios e outras entidades das quais participe a Companhia, (vi) para fins de recebimento de intimações, citações, notificações ou interpelações, na representação ativa e passiva da Companhia em Juízo, bem como para prestar depoimento pessoal ou praticar atos análogos e (vii) na assinatura de documentos de qualquer espécie que importem em assunção de obrigação pela a Companhia, em circunstâncias nas quais não seja possível a presença do segundo procurador e desde que autorizado pela Diretoria.

Art. 23 Na constituição de procuradores observar-se-ão as seguintes regras:

I todas as procurações terão de ser outorgadas por dois Diretores;

II exceto nos casos das procurações “ad judicia”, que poderão ser outorgadas por prazo indeterminado, todas as procurações serão por prazo certo, não superior a um ano, e terão poderes específicos e limitados.

Art. 24 Compete a qualquer membro da Diretoria, além de exercer os poderes e atribuições conferidos pelo presente Estatuto Social, cumprir outras funções que vierem a ser fixadas pelo Conselho de Administração.

Capitulo V

CONSELHO FISCAL

Art. 25 Com funcionamento nos exercícios sociais em que se instalar, a pedido de acionistas, o Conselho Fiscal é composto de 3 (três) membros efetivos e 3 (três) suplentes, eleitos pela Assembléia Geral, que fixará a remuneração dos membros efetivos.

Parágrafo único Cada período de funcionamento do Conselho Fiscal termina na primeira Assembléia Geral Ordinária, realizada após a sua instalação.

Capítulo VI

EXERCÍCIO SOCIAL, DEMONSTRAÇÕES FINANCEIRAS E DESTINAÇÃO DO LUCRO

Art. 26 O exercício social encerrar-se-á em 31 de dezembro de cada ano, findo o qual serão elaboradas as demonstrações financeiras do exercício, que serão, após manifestação do Conselho de Administração, submetidas à Assembléia Geral, juntamente com a proposta de destinação do lucro do exercício.

Parágrafo 1o Do resultado do exercício serão deduzidos, antes de qualquer participação, os prejuízos acumulados e a provisão para o imposto sobre a renda e contribuição social sobre o lucro líquido.

Parágrafo 2º O lucro do exercício terá obrigatoriamente a seguinte destinação:

I 5% (cinco por cento) para a formação do fundo de reserva legal, até atingir 20% (vinte por cento) do capital social subscrito;

II pagamento de dividendo de acordo com o previsto no Acordo de Acionistas;

III o lucro remanescente terá a destinação deliberada em Assembléia Geral, observadas as prescrições legais.

Art. 27 A Companhia distribuirá como dividendo, em cada exercício social, no mínimo, 50% (cinqüenta por cento) do lucro líquido do exercício.

Art. 28 Os dividendos não reclamados no prazo de 3 (três) anos contados do início do seu pagamento prescreverão em favor da Companhia.

Capítulo VII

LIQUIDAÇÃO

Art. 29 A Companhia entra em liquidação nos casos previstos em lei, observadas as normas pertinentes.

Parágrafo único Compete à Assembléia Geral que aprovar a liquidação nomear o liquidante e os membros do Conselho Fiscal que deverá funcionar durante o período de liquidação, fixando-lhes os respectivos honorários.

Capítulo VIII

DISPOSIÇÕES GERAIS

Art. 30 O valor de reembolso das ações será o quociente da divisão do valor econômico da Companhia, apurado mediante avaliação nos termos da lei, pelo número total das ações emitidas pela Companhia, excluídas as ações em Tesouraria.

Parágrafo único Compete à Assembléia Geral escolher a empresa especializada responsável pela determinação do valor econômico da Companhia para fins de reembolso, dentre uma lista tríplice de empresas apontadas pelo Conselho de Administração.

Art. 31 Quaisquer disputas, controvérsias e demandas envolvendo a Companhia, seus acionistas, os administradores e/ou conselheiros fiscais decorrentes ou relacionadas a este Estatuto Social, às disposições da Lei das Sociedades Anônimas e às demais normas aplicáveis (“Disputa”) serão dirimidas por arbitragem de acordo com seguintes disposições:

Parágrafo 1º A Disputa será resolvida de acordo com as Regras de Arbitragem da Câmara Internacional do Comércio (“Regras ICC”) vigentes no momento em que surgir a Disputa

Parágrafo 2° Cada parte envolvida na Disputa indicará um árbitro e os árbitros indicados deverão indicar um árbitro adicional (“Tribunal Arbitral”). Caso qualquer das partes envolvidas não indique um árbitro, tal árbitro deverá ser indicado pela Corte Arbitral da Câmara Internacional do Comércio (“Corte ICC”).

Caso os árbitros indicados não indiquem o árbitro adicional em até 30 dias de suas indicações, caberá à Corte ICC, mediante solicitação por escrito das partes envolvidas, indicar o árbitro adicional.

Parágrafo 3° Os procedimentos de arbitragem serão realizados na Cidade de São Paulo, Estado de São Paulo, Brasil. A arbitragem instaurada nos termos deste artigo deverá ser realizada em inglês e com base nas leis da República Federativa do Brasil.

Parágrafo 4° O foro da Cidade de São Paulo, Estado de São Paulo, será competente exclusivamente para medidas preliminares ou de urgência, conforme previsto nas Regras ICC.

Parágrafo 5º O Tribunal Arbitral deverá proferir sua sentença arbitral em até 12 (doze) meses contados do início da arbitragem. Esse prazo poderá ser estendido por até 6 (seis) meses adicionais pelo Tribunal Arbitral, desde que devidamente justificado.

Parágrafo 6º Exceto por honorários de advogados, os quais serão devidos individualmente por cada parte, todas as despesas, custos e taxas serão arcados por uma ou mais partes envolvidas conforme determinado pelo Tribunal Arbitral.

Parágrafo 7º As partes envolvidas deverão manter a confidencialidade de toda e qualquer informação referente à arbitragem.

Parágrafo 8° Qualquer ordem, decisão ou determinação arbitral será definitiva e vinculativa, constituindo título executivo judicial vinculante das partes e de seus sucessores, independentemente de execução judicial.

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

EXHIBIT B

OFF TAKE AGREEMENTS

[agreement not included in the original]

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

EXHIBIT C

BASIC OPERATIONAL AGREEMENTS

[agreement not included in the original]

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

EXHIBIT D

AMENDMENT TO TRANSPORTATION AGREEMENT

[agreement not included in the original]

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

EXHIBIT E

METHOD OF CALCULATION OF ESTIMATED NET DEBT AND FINAL NET DEBT

Consolidated Net Debt Calculation (R$ MM)	September 30, 2008	November 30, 2008 [1]
Total loandand financing – short term – principal	156.0	179.3
(+) Total loans and financings - short term – Accrued interest	3.9	7.9
(+) Total loans and financings - long term – principal	114.9	132.0
(+) Dividends payable	0.0	0.0
(+) AFAC (advance for future capital increase)	0.0	0.0
(+) Other liabilities (shor and long term)	212.1	0.0
(+) Provision for contingencies (as per books)	12.5	5.2
(+) Other provisions / REFIS (long term portion)	4.3	4.3
(+) Other potential adjustments	N/Q	N/Q
(=) Total Debt (A)	503.6	328.7
Cash and short term marketable securities	86.8	99.2
(=) Cash na cash equivalents (B)	86.8	99.2

Net Debt (A-B)	416.8	229.5
1 Estimated value provided by CSN

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

EXHIBIT F

METHOD OF CALCULATION OF ESTIMATED WORKING CAPITAL, FINAL WORKING CAPITAL AND WORKING CAPITAL REFERENCE AMOUNT

Consolidated Working capital Calculation (R$ MM)	September 30, 2008	November 30, 2008 [1]
Total accounts receivable	172.2	175.4
(+) Total advances to suppliers	97.3	2.0
(+) Total inventories	100.8	243.5
(+)Total tax recoverable	30.8	30.8
(+)Total other current assets	0.6	0.6
(=)Working capital assets (A)	401.7	452.3
Total suppliers payable	116.0	189.6
(+) Salaries and social charges payable	2.3	1.6
(+)Total tax payable	2.8	3.0
(+)Total advances from customers	63.8	63.8
(+) Other accounts payable	1.7	27.5
(=) Working capital liabilities (B)	236.6	285.5

Working capital (A-B)	165.1	166.8
1 Estimated value provided by CSN

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS
Schedule 1.1(IV)
Shareholders' Agreement of Nacional Minérios S.A.

[file separately]

Share Purchase Agreement and other Covenants

Schedule 2.2.1
Seller's Bank Accounts

Seller:	Companhia Siderúrgica Nacional

Bank:	Banco Citibank

Bank Number:	745

Branch Number:	0003

Current Account:	5234085-6

Share Purchase Agreement and other Covenants

Schedule 2.3.2
Buyer's Bank Accounts

[To be provided]

Share Purchase Agreement and other Covenants

Schedule 3.1.2
Company's Bank Accounts

Company:	Nacional Minérios S.A.

Bank:	Banco Itaú

Bank Number:	341

Branch Number:	910

Current Account:	09595-9

Share Purchase Agreement and other Covenants

Schedule 6.1.6
Consents

There are no items to be disclosed under this Schedule.

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.7
ACTIONS

1. CIVIL JUDICIAL PROCEEDINGS

1.1

NUMBER	0180.05.024.921-8
COURT	1st Civil State Court of Congonhas, State of Minas Gerais
PLAINTIFF	João Aleixo Gonçalves
DEFENDANT	CFM

1.2

NUMBER	0180.08.043306-3
COURT	2nd Civil State Court of Congonhas, State of Minas Gerais
PLAINTIFF	Dular Móveis
DEFENDANT	Namisa

1.3

NUMBER	2005.34.00.032899
COURT	20th Federal Court of the Federal District
PLAINTIFF	Companhia Vale do Rio Doce
DEFENDANT	Conselho Administrativo de Defesa Econômica – CADE

1.4

NUMBER	2006.34.00.015624-4
COURT	10th State Court of Rio de Janeiro
PLAINTIFF	Companhia Vale do Rio Doce
DEFENDANT	Companhia Siderúrgica Nacional

1.5

NUMBER	2006.001.0209316-3
COURT	5th Federal Court of the Federal District
PLAINTIFF	Companhia Vale do Rio Doce
DEFENDANT	Companhia Siderúrgica Nacional e Conselho Administrativo de Defesa
Econômica – CADE

1.6

NUMBER	2008.001.233636-6
COURT	7th State Court of Rio de Janeiro
PLAINTIFF	Companhia Vale do Rio Doce
DEFENDANT	Companhia Siderúrgica Nacional

2. LABOR JUDICIAL PROCEEDINGS

2.1

NUMBER	00233.2007.088.03.000
COURT	2nd Labor Court of Congonhas, State of Minas Gerais
PLAINTIFF	Edmar José Guarberto Bruno
DEFENDANT	Ribergas Transportes e Locações de Bens Próprios Ltda. and CFM

2.2

NUMBER	00217.2007.054.03.000
COURT	1st Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	João Gonçalves Filho
DEFENDANT	Ribergas Transportes e Locações de Bens Próprios Ltda. and CFM

2.3

NUMBER	00225.2006.088.03.002
COURT	2nd Labor Court of Congonhas, State of Minas Gerais
PLAINTIFF	Lucia Gonçalves Matosinha
DEFENDANT	CFM

2.4

NUMBER	00232.2007.088.03.005
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Sandro Magno Lopes
DEFENDANT	CFM

2.5

NUMBER	00405.2008.088.03.006
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Mauro Lucio de Paula
DEFENDANT	Namisa

2.6

NUMBER	00406.2008.088.03.000
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Sandro cesar Vieira
DEFENDANT	Namisa

2.7

NUMBER	90214.2008.069.03.000
COURT	1nd Labor Court of Ouro Preto, State of Minas Gerais.
PLAINTIFF	Waldir dos Reis
DEFENDANT	Namisa

2.8

NUMBER	00462.2008.088.03.006
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Carlos de Assumção Silva
DEFENDANT	Namisa

2.9

NUMBER	00433.2008.054.03.006
COURT	1st Labor Court of Ouro Preto, State of Minas Gerais.
PLAINTIFF	João Carlos Pereira
DEFENDANT	Namisa

2.10

NUMBER	00494.2008.088.03.000
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Carlos de Assunção Silva
DEFENDANT	Namisa

2.11

NUMBER	00496.2008.088.03.000
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Marcos Antônio do Vale
DEFENDANT	Namisa

2.12

NUMBER	00445.2008.088.03.008
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Marcos Antônio do Vale
DEFENDANT	Namisa

2.13

NUMBER	00555.2008.088.03.000
COURT	2nd Labor Court of Congonhas, State of Minas Gerais.
PLAINTIFF	Carlos de Assunção Silva
DEFENDANT	Namisa

2.14

NUMBER	01214.2008.003.03.001
COURT	3rd Labor Court of Belo Horizonte, State of Minas Gerais.
PLAINTIFF	Sérgio Gomes da Silva
DEFENDANT	Namisa

3. LABOR ADMINISTRATIVE PROCEEDINGS

A. CFM

	Number	Court	Plaintiff	Defendant
3.1	014774810	Administrative Court	Delegacia Regional do Trabalho	CFM
3.2	014774801	Administrative Court	Delegacia Regional do Trabalho	CFM
3.3	014774798	Administrative Court	Delegacia Regional do Trabalho	CFM
3.4	014774780	Administrative Court	Delegacia Regional do Trabalho	CFM
3.5	014774771	Administrative Court	Delegacia Regional do Trabalho	CFM
3.6	014774763	Administrative Court	Delegacia Regional do Trabalho	CFM
3.7	014629259	Administrative Court	Delegacia Regional do Trabalho	CFM
3.8	014629241	Administrative Court	Delegacia Regional do Trabalho	CFM
3.9	014629232	Administrative Court	Delegacia Regional do Trabalho	CFM
3.10	014629224	Administrative Court	Delegacia Regional do Trabalho	CFM
3.11	014627639	Administrative Court	Delegacia Regional do Trabalho	CFM
3.12	014628538	Administrative Court	Delegacia Regional do Trabalho	CFM
3.13	014628546	Administrative Court	Delegacia Regional do Trabalho	CFM
3.14	014628562	Administrative Court	Delegacia Regional do Trabalho	CFM
3.15	014628554	Administrative Court	Delegacia Regional do Trabalho	CFM
3.16	014627191	Administrative Court	Delegacia Regional do Trabalho	CFM
3.17	014627213	Administrative Court	Delegacia Regional do Trabalho	CFM
3.18	014627221	Administrative Court	Delegacia Regional do Trabalho	CFM
3.19	014627167	Administrative Court	Delegacia Regional do Trabalho	CFM
3.20	014627183	Administrative Court	Delegacia Regional do Trabalho	CFM
3.21	014627205	Administrative Court	Delegacia Regional do Trabalho	CFM
3.22	014627175	Administrative Court	Delegacia Regional do Trabalho	CFM

3.23	014627230	Administrative Court	Delegacia Regional do Trabalho	CFM
3.24	014627248	Administrative Court	Delegacia Regional do Trabalho	CFM
3.25	014627159	Administrative Court	Delegacia Regional do Trabalho	CFM
3.26	014627124	Administrative Court	Delegacia Regional do Trabalho	CFM
3.27	014627116	Administrative Court	Delegacia Regional do Trabalho	CFM
3.28	014627141	Administrative Court	Delegacia Regional do Trabalho	CFM
3.29	014627132	Administrative Court	Delegacia Regional do Trabalho	CFM
3.30	014627761	Administrative Court	Delegacia Regional do Trabalho	CFM
3.31	014627108	Administrative Court	Delegacia Regional do Trabalho	CFM
3.32	014627787	Administrative Court	Delegacia Regional do Trabalho	CFM
3.33	014627256	Administrative Court	Delegacia Regional do Trabalho	CFM
3.34	014626756	Administrative Court	Delegacia Regional do Trabalho	CFM
3.35	014627272	Administrative Court	Delegacia Regional do Trabalho	CFM
3.36	014626748	Administrative Court	Delegacia Regional do Trabalho	CFM
3.37	014627264	Administrative Court	Delegacia Regional do Trabalho	CFM
3.38	014627281	Administrative Court	Delegacia Regional do Trabalho	CFM
3.39	013083740	Administrative Court	Delegacia Regional do Trabalho	CFM
3.40	013083759	Administrative Court	Delegacia Regional do Trabalho	CFM
3.41	014599317	Administrative Court	Delegacia Regional do Trabalho	CFM
3.42	014457636	Administrative Court	Delegacia Regional do Trabalho	CFM
3.43	014457539	Administrative Court	Delegacia Regional do Trabalho	CFM
3.44	014457580	Administrative Court	Delegacia Regional do Trabalho	CFM
3.45	014457661	Administrative Court	Delegacia Regional do Trabalho	CFM
3.46	014457610	Administrative Court	Delegacia Regional do Trabalho	CFM
3.47	014457652	Administrative Court	Delegacia Regional do Trabalho	CFM

3.48	014457628	Administrative Court	Delegacia Regional do Trabalho	CFM
3.49	014457521	Administrative Court	Delegacia Regional do Trabalho	CFM
3.50	014457512	Administrative Court	Delegacia Regional do Trabalho	CFM
3.51	014457601	Administrative Court	Delegacia Regional do Trabalho	CFM
3.52	014457598	Administrative Court	Delegacia Regional do Trabalho	CFM
3.53	014457571	Administrative Court	Delegacia Regional do Trabalho	CFM
3.54	014457563	Administrative Court	Delegacia Regional do Trabalho	CFM
3.55	014457555	Administrative Court	Delegacia Regional do Trabalho	CFM
3.56	014457547	Administrative Court	Delegacia Regional do Trabalho	CFM
3.57	014599040	Administrative Court	Delegacia Regional do Trabalho	CFM
3.58	014599031	Administrative Court	Delegacia Regional do Trabalho	CFM
3.59	014599023	Administrative Court	Delegacia Regional do Trabalho	CFM
3.60	014599015	Administrative Court	Delegacia Regional do Trabalho	CFM
3.61	014599058	Administrative Court	Delegacia Regional do Trabalho	CFM
3.62	014599244	Administrative Court	Delegacia Regional do Trabalho	CFM

B. Namisa

	Number	Court	Plaintiff	Defendant
3.1	014752425	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.2	014752417	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.3	014752433	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.4	014752468	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.5	014752476	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.6	014752450	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.7	014752441	Administrative Court	Delegacia Regional do Trabalho	Namisa

3.8	014755921	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.9	014755939	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.10	014755904	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.11	014755912	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.12	014755891	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.13	014832330	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.14	014832348	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.15	014832372	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.16	014482321	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.17	014831244	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.18	014831252	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.19	014832429	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.20	014832411	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.21	014752492	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.22	014756544	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.23	014756552	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.24	014831961	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.25	014831881	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.26	014831872	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.27	014831911	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.28	014831945	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.29	014831899	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.30	014831902	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.31	014831970	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.32	014831929	Administrative Court	Delegacia Regional do Trabalho	Namisa

3.33	014831937	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.34	014831864	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.35	014831856	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.36	014756510	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.37	014756528	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.38	014752484	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.39	014752506	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.40	014832356	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.41	014832313	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.42	014832364	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.43	014832305	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.44	014832402	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.45	014832399	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.46	014832381	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.47	014756536	Administrative Court	Delegacia Regional do Trabalho	Namisa
3.48	30341024062008	Administrative Court	Delegacia Regional do Trabalho	Namisa

Share Purchase Agreement and other Covenants

Schedule 6.1.8
Capitalization of the Company

1.Prior to MRS Shares Contribution:

The current capital stock of Namisa is R$423,664,319.30, divided into 223,923,310 common shares with no par value, distributed among its shareholders as follows:

Shareholder	Number of Shares	% of Capital Stock (%)
Companhia Siderúrgica Nacional	223,923,307	99,9999866
Juarez Saliba de Avelar	1	0,0000004
Isaac Popoutchi	1	0,0000004
Otávio de Garcia Lazcano	1	0,0000004
Total	223,923,310	100

2.  Immediately after to the  MRS Shares Contribution:

[TO BE PROVIDED UPON CAPITALIZATION OF MRS SHARES CONTRIBUTION]

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.9(I)
COMPLIANCE WITH APPLICABLE LAW

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.9(ii)
Compliance with Applicable Law

Please Refer to Schedule 6.1.7.

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.11(i)
REAL ESTATE

A. NAMISA

1.

REGISTRATION NUMBER	4,747

REAL ESTATE REGISTRAR	Real Estate Registrar of Ouro Preto, State of Minas Gerais

LOCATION	Land with an area of 90,6ha, at Fazenda do Pires, District of Miguel Burnier, Municipality of Ouro Preto, State of Minas Gerais.

OWNER	Santa Mariana Participação e Administração Ltda.

[•]	[•]

COMMENT	Santa Mariana Participação e Administração Ltda. executed with CFM several documents related to the mining rights, such as a Mining Easements Agreement (Instrumento Particular de Acordo com Constituição de Servidão Minerária) and Assignment of Mining Right Agreement. For more information, please refer to Schedule 6.1.11(vi).

2.

REGISTRATION NUMBER	4746

REAL ESTATE REGISTRAR	Real Estate Registrar of Ouro Preto, State of Minas Gerais

LOCATION	Amount of land with an area of 10 alqueires (approximately 20ha), at Fazenda do Pires, District of Miguel Burnier, Municipality of Ouro Preto, State of Minas Gerais.

OWNER	Santa Mariana Participação e Administração Ltda.

[•]	[•]

COMMENT	Santa Mariana Participação e Administração Ltda. executed with CFM several documents related to the mining rights, such as a Mining Easements Agreement (Instrumento Particular de Acordo com Constituição de Servidão Minerária) and Assignment of Mining Right Agreement. For more information, please refer to Schedule 6.1.11(vi).

3. Deed of Assignment of Possession of Real Estate Property (Escritura Pública Declaratória de Cessão de Direito de Posse)

Parties:	Agenor Francisco dos Santos as lessor, and CFM as lessee.
Real Estate Property:	Area of 1.300,00m², with 2 buildings, at Motas, Municipality of Ouro Preto, State of Minas Gerais.
Real Estate Registrar:	2nd Real Estate Registrar of Congonhas, State of Minas Gerais.
Date:	February 14, 2006.
Comments:	There is also an Assignment of Purchase and Sale Commitment of Real Estate Property Agreement (Contrato de Cessão de Direito de Promessa de Compra e Venda Imobiliária) executed on October 19, 2005, related to such property, described below.

4. Assignment of Purchase and Sale Commitment of Real Estate Property Agreement (Contrato de Cessão de Direito de Promessa de Compra e Venda Imobiliária)

Parties:	Agenor Francisco dos Santos and Terezinha da Costa as lessors, and CFM as lessee.
Real Estate Property:	Amount of land at Motas, with an area of 1.300,00m², located at R. Principal 15, Municipality of Ouro Preto, State of Minas Gerais.
Date:	October 19, 2005.

5. Deed of Assignment of Inheritance Rights (Escritura Pública de Cessão de DireitosHereditários)
Parties:	Elza dos Anjos Lopes Cunha and others as lessors, and CFM as lessee.
Real Estate Property:	Area of 28.150,00m², at a Pires, Municipality of Congonhas, State of Minas Gerais.
Real Estate Registrar:	2nd Real Estate Registrar of Congonhas, State of Minas Gerais.
Date:	October 18, 2006.

6. Deed of Assignment of Inheritance Rights (Escritura Pública de Cessão de Direitos Hereditários)
Parties:	Geraldo Gonçalves Magalhães and Elsana da Silva Magalhães as lessors, and CFM as lessee.
Real Estate Property:	Area of 5,30ha, at Azia, located at Pires, Municipality of Ouro Preto, State of Minas Gerais.
Real Estate Registrar:	1st Registrar of Congonhas, State of Minas Gerais.
Date:	April 16, 2007.

7. Deed of Assignment of Inheritance Rights (Escritura Pública de Cessão de Direitos Hereditários)
Parties:	Raimundo Gonçalves Magalhães and others as lessors, and CFM as lessee.
Real Estate Property:	Area of 69,77ha, at Azia, located at Pires, Municipality of Ouro Preto, State of Minas Gerais.
Real Estate Registrar:	1st Registrar of Congonhas, State of Minas Gerais.
Date:	August 25, 2006.

8. Deed of Purchase and Sale (Escritura Pública de Compra e Venda)
Parties:	Nantildes Lopes de Godoy and others as sellers, and CFM as purchaser.
Real Estate Property:	Area of 28.150,00m², located at Pires, Municipality of Congonhas, State of Minas Gerais.
Real Estate Registrar:	2nd Registrar of Congonhas, State of Minas Gerais.
Date:	October 18, 2006.

9. Deed of Purchase and Sale (Escritura Pública de Compra e Venda)
Parties:	São Carlos Minérios S.A., as seller, and Cayman Mineração do Brasil Ltda., as purchaser.
Real Estate Property:	Real estate property named Palmital, with an area of 237,785ha, located at the District of Acuri, Municipality of Itabirito, State of Minas Gerais.
Real Estate Registrar:	Real Estate Registrar of Itabirito, State of Minas Gerais.
Date:	September 12, 2006.

10. Deed of Assignment of Possession of Real Estate Property (Escritura Pública de Cessão de Posse Imobiliária)
Parties:	Itaminas Comércio de Minérios S.A. as lessor, and CFM as lessee.
Real Estate Property:	Area of 555,38ha called Fazenda Velha, Municipality of Rio Acima, State of Minas Gerais. Fernandinho Mine is located at such area.
Real Estate Registrar:	2nd Registrar of Nova Lima, State of Minas Gerais.
Date:	June 4, 2007.
Comment:	There is also a Purchase and Sale Commitment Agreement (Contrato de Promessa de Compra e Venda) dated April 1st , 1987, executed between Usina Queiroz Junior S.A. – Indústria Siderúrugica as committed seller, and Itaminas Comércio de Minérios S.A., as committed purchaser, related to such property.

11. Real Estate Property Lease Agreement
Parties:	Emtel – Empreendimentos Tecnologia e Engenharia Ltda. as lessor, Namisa as lessee, and Companhia Siderúrgica Nacional as guarantor.
Real Estate Property:	(i) 16 offices (from No. 901 to 916) located in the 9th floor; (ii) office 1002, located in the 10th floor; and (iii) 10 parking spaces (No. 9 to 12, 35, 40, 41, and 44 to 46) of Edifício Mirante do Sereno, at Alameda da Serra 400, Vale do Sereno, Municipality of Nova Lima, State of Minas Gerais.
Date:	February 13, 2007.

12. Real Estate Property Free Lease Agreement
Parties:	Itaminas Comércio de Minérios S.A. as lessor, and Namisa as lessee.
Real Estate Property:	Office No. 06 of building Escritório Operacional, located at Fazenda Engenho Seco, at the Municipality of Sarzedo, State of Minas Gerais.
Date:	November 3, 2006.

13. Real Estate Property Free Lease Agreement
Parties:	Itaminas Comércio de Minérios S.A. as lessor, and CFM as lessee.
Real Estate Property:	Office at Fazenda do Engenho Seco, Municipality of Sarzedo, State of Minas Gerais.
Date:	July 6, 2007.

14. Assignment of Possession of Real Estate Property Agreement (Contrato Particular de Cessão de Posse)
Parties:	Maria da Conceição Bonifácio and others as lessors, and CFM as lessee.
Real Estate Property:	Area of approximately 3.360,00m², located at Corrego da Ponciana or Bergaria, domain area of Departamento Nacional de Infra-Estrutura de Transportes – DNIT, Municipality of Congonhas, State of Minas Gerais.
Date:	August 9, 2006.

15. Assignment of Inheritance Rights Agreement (Instrumento Particular de Cessão de Direito de Herança)
Parties:	Expedito Bento and others as lessors, and CFM as lessee.
Real Estate Property:	Area of 600,00m², where 3 houses were built, District of Motas, Municipality of Ouro Preto, State of Minas Gerais.
Date:	2005.

16. Assignment of Inheritance Rights Agreement (Instrumento Particular de Cessão de Direito de Herança)
Parties:	Suely Avelina Rosalino Bernardo and others as lessors, and CFM as lessee.
Real Estate Property:	Area of 4,05ha (including a house), at Pires, Municipality of Ouro Preto, State of Minas Gerais.
Date:	2005.

17. Purchase and Sale Commitment Agreement (Instrumento Particular de Promessa de Compra e Venda Imobiliária)
Parties:	Pontual Consultoria de Imóveis Ltda. as committed seller, and CFM as committed purchaser.
Real Estate Property:	Three fractions of a real estate property owned by the committed seller, at Fazenda do Vigia, District of Miguel Burnier, Municipality of Ouro Preto, State of Minas Gerais. The 1st part is an area of 16.600,00m²; the 2nd part is an area of 10.303,00m²; and the 3rd part is an area of 13.125,00m². Such property was registered at the Real Estate Registrar of Ouro Preto, State of Minas Gerais under No. 5,614.
Date:	November, 2005.

v

18. Lease Agreement (Instrumento Particular de Acordo com Efeito de Transação)
Parties:	Luiz Carlos Pereira and Leila Biancheti Pereira as lessors, and Minas do Itacolomy Ltda. as lessee
Real Estate Property:	Lease of an area of 5.80ha, located at Fazenda do Vigia, District of Miguel Burnier, Municipality of Ouro Preto, State of Minas Gerais.
Date:	October 18, 1999.

19. Purchase and Sale Commitment Agreement (Contrato de Compromisso de Compra e Venda Imobiliária)
Parties:	Roberval Martins Rodrigues as committed seller, and CFM as committed purchaser.
Real Estate Property:	The real estate property is divided into 3 fractions, all located at Pires, District of Miguel Burnier, Municipality of Congonhas, State of Minas Gerais. The 1st part is an area of 6,00 ha; the 2nd part is an area of 6,3740ha; and the 3rd part is divided into two fractions areas, with a total area of 12.37,40ha.
Date:	June 19, 2005.

20. Purchase and Sale Commitment Agreement (Contrato de Compromisso de Compra e Venda Imobiliária)
Parties:	Flávio de Araújo Ribeiro and Cláudio Alves de Aquino as committed sellers, and CFM as committed purchaser.
Real Estate Property:	Area of 9.240,00m² at Pires, District of Miguel Burnier, Municipality of Ouro Preto, State of Minas Gerais.
Date:	June 10, 2005.

21. Assignment of Real Estate Property Exchange Agreement (Instrumento Particular de Promessa de Permuta Imobiliária)
Parties:	Edmar Aparecido dos Santos as assignor, CFM as assignee, and Santa Mariana Participação e Administração S.A. – EPP as third party.
Real Estate Property:	Area of 3,00ha at Pires, District of Pires, Municipality of Ouro Preto, State of Minas Gerais.
Date:	April 28, 2005.

22. Free Lease Agreement (Contrato de Comodato)
Parties:	Santa Mariana Participação e Administração S.A. as lessor, and CFM as lessee.
Leased Assets:	Office at a mining complex, at Fazenda do Pires, Rodovia BR-40, km 590, Municipality of Ouro Preto, State of Minas Gerais.
Date:	May 10, 1997.

23. Free Lease Agreement (Contrato de Comodato)
Parties:	Itaminas Comércio de Minérios S.A. as lessor, and CFM as lessee.
Leased Assets:	Office with an area of 21,0m² at Fernandinho, located at Rodovia dos Inconfidentes, km 40, Municipality of Itabirito, State of Minas Gerais.
Date:	May 10, 1997.

24. Industrial Installation of Mineral Treatment Free Lease Agreement (Contrato de Comodato das Instalações Industriais de Tratamento Mineral, Seus Complementos, Bens Móveis e Outras Avenças)
Parties:	Santa Mariana Participação e Administração S.A. as lessor, and CFM as lessee.
Leased Assets:	Industrial complex located at Rodovia Federal BR-40, District of Pires, Municipality of Ouro Preto, State of Minas Gerais, and respective assets used in the mining activities, such as: (i) building used to store explosives; (ii) certain buildings used as warehouses and others; (iii) analysis laboratory; (vii) telephone lines; and (viii) internal access roads to the mineral treatment installations, among others.
Date:	May 29, 1998.

25. Lease Agreement (Contrato de Arrendamento)
Parties:	Santa Mariana Participação e Administração S.A. as lessor, and CFM as lessee.
Leased Assets:	Assets used at mining activities, all located at the District of Pires, Municipality of Ouro Preto, State of Minas Gerais, as follows: (i) building used to store explosives; (ii) certain buildings used as warehouses, garage, toilets, oil deposits and others; (iii) buildings used as the production office, maintenance, store instruments and others; (vi) analysis laboratory; (vii) areas to store products from mining activities; and (viii) internal access roads to the mineral treatment installations.
Date:	April 2nd , 2001.

26. Real Estate and Movable Properties Free Lease Agreement (Contrato de Comodato de Bens Móveis e Imóveis)
Parties:	Santa Mariana Participação e Administração Ltda. – EPP as lessor, and CFM as lessee.
Leased Assets:	Assets used at mining process, all located at the District of Pires, Municipality of Ouro Preto, State of Minas Gerais, as follows: (i) building used to store explosives; (ii) buildings used as warehouses, garage, toilets, oil deposits and others; (iii) buildings used as the production office, maintenance, store instruments and others; (vi) analysis laboratory; (vii) areas to store products from mining activities; and (viii) internal access roads to the mineral treatment installations.
Date:	February 1st , 2004.

27. Real Estate Property Free Lease Agreement (Contrato de Comodato de Imóvel)
Parties:	Namisa as lessor, and Companhia Siderúrgica Nacional as lessee.
Real Estate Property:	(i) 8 offices at the 9th (No. 901, 903, 905, 907, 909, 911, 913 and 915) floor; and (ii) 1 office at the 10th floor (No. 1002) of Edifício Mirante do Sereno at Alameda da Serra 400, Vale do Sereno, Municipality of Nova Lima, State of Minas Gerais.
Date:	November 13, 2007.

28. Real Estate Property Free Lease Agreement (Contrato de Comodato de Imóvel)
Parties:	Companhia Siderúrgica Nacional as lessor, and Namisa as lessee.
Real Estate Property:	One office of 24,41m², located at the office building of Mineração Casa de Pedra, Area 39, located at Estrada Casa de Pedra, Municipality of Congonhas, State of Minas Gerais.
Date:	November 3, 2006.

29. Real Estate Property Free Lease Agreement (Contrato de Comodato de Imóvel)
Parties:	Companhia Siderúrgica Nacional as lessor, and Namisa as lessee.
Real Estate Property:	One office of 16,48m², located at the Casa de Aço building, at the installations of Porto de Sepetiba, Terminal do Carvão, at Estrada Ilha da Madeira s/n°, Municipality of Itaguaí, State of Rio de Janeiro.
Date:	November 3, 2006.

30. Certificate
Issuer:	Real Estate Registrar of Nova Lima, State of Minas Gerais.
Purpose:	Certificate Esperança S.A. – Administração, Participações, Indústria e Comércio has not sold, donated or exchanged the real estate property named Fazenda Velha, located at the District of Rio Acima, Municipality of Nova Lima, State of Minas Gerais, with an area of 555,38ha, registered under No. 6,415 on that Registrar. The certificate also states that there are the following liens on such property: (i) first and special mortgage registered as R-2, on April 2nd , 1979; (ii) second and special mortgage, registered as R-3, on August 9, 1982, both in favor of Banco de Desenvolvimento de Minas Gerais – BDMG; and (iii) judgment lien (penhora), registered as R-4, on June 27, 1990, as guaranty of payment pursuant to the mortgages described in items (i) and (ii) above.
Date:	March 10, 2008.

31. Certificate
Issuer:	Real Estate Registrar of Congonhas, State of Minas Gerais.
Real Estate Property:	Mining site named Casa de Pedra, with an area of 668,89 alqueires, located at the Municipality of Congonhas, State of Minas Gerais and owned by Companhia Siderúrgica Nacional, registered under No. 6,992.
Purpose:	Certificate the terms and conditions of the Real Estate Certificate (matrícula) No. 6,992, such as: (i) the real estate property is owned by Companhia Siderúrgica Nacional; (ii) exploration activities on the property may only be carried out with authorizations issued by Instituto Brasileiro de Defesa do Fornecedor – IBDF and by Instituto Estadual de Florestas – IEF; (iii) there is a Term of Commitment (Termo de Compromisso de Recomposição, Relocação e Averbação de Reserva Legal), executed between the Instituto Estadual de Florestas – IEF, an environmental entity of the State of Minas Gerais, and Companhia Siderúrgica Nacional – Mineração Casa de Pedra, by means of which CSN shall transfer the legal reserve of 627 hectares, related to the Barragem do Batateiro (as required by the Technical Report (Parecer Técnico) issued by Instituto Estadual de Florestas – IEF No. 144/2005).
Date:	May 7th , 2008.

32. Free Lease Agreement (Contrato de Comodato)
Parties:	Companhia Siderúrgica Nacional as lessor, and Santa Mariana Participação e Administração S.A. as lessee.
Real Estate Property:	Area registered under No. 6,992 at the Real Estate Registrar of Congonhas, located at Mineração Casa de Pedra, Municipality of Congonhas, State of Minas Gerais.
Date:	October 4, 1999.
Comment:	The mining right related to such property held by Santa Mariana Participação e Administração S.A. was transferred to CFM, according to the Publication in the Official Gazette of the Federal Executive (Diário Oficial da União) dated September 20, 2005. .

33. Quota Purchase and Sale Commitment Agreement (Contrato Particular de Compra e Venda de Quotas)
Parties:	Ordélio Azevedo Sette and Vânia Moreira Rocha as committed sellers, CFM as committed purchaser and Cayman Mineração do Brasil Ltda. as third party.
Purpose:	Acquisition by CFM of one of the surviving companies of the spin-off of Cayman Mineração do Brasil Ltda. According to the Quota Purchase and Sale Commitment Agreement, CFM will acquire the surviving company that holds the real estate property named Palmital, located at the City of Itabirito, State of Minas Gerais, as well as all mining rights related such property. Such mining rights are the purpose of process DNPM 5600-45.
Date:	September 22, 2006.
Comments:	(i) The Quota Purchase and Sale Commitment Agreement states that CFM acknowledges Cayman Mineração do Brasil Ltda. has executed, prior to the spin off of Cayman, on May 27, 2002 a Sale and Purchase of Ore Agreement (Contrato de Compra e Venda de Minério "In Situ") with Novelis do Brasil Ltda., which shall be observed by CFM. The amendment to such Sale and Purchase of Ore Agreement, dated March 13, 2007, states that Cayman Mineração do Brasil Ltda. assigned the rights and obligations derived from the Sale and Purchase of Ore Agreement to Mineração Jacareí Ltda., that is one of the companies which resulted from the spin-off of Cayman; (ii) the Quota Purchase and Sale Commitment Agreement also states that CFM acknowledges Cayman Mineração do Brasil Ltda. has entered into a Mining Right Lease Agreement (Contrato de Arrendamento de Dire ito de Lavra) with Mineração Serras do Oeste Ltda. Such Mining Right Lease Agreement, executed on August 9, 2006, states Cayman assigned to Mineração Serras do Oeste Ltda. the mining rights solely related to gold ore, pursuant to DNPM 5600-45, and assigned an area of approximately 8,0ha of Fazenda Palmital for the facilities of Mineração Serras do Oeste Ltda.; and (iii) there is also a Mining Right Lease Agreement (Instrumento Particular de Arrendamento de Direitos Minerários), entered into Cayman Mineração do Brasil Ltda. and Mineração Jacareí Ltda., by means of which Cayman Mineração do Brasil Ltda. assigned to Mineração Jacareí Ltda. the mining rights related to bauxite ore, pursuant to DNPM 5600-45. Such agreement expressly states that the mining rights related to the iron ore shall continue with Caym an Mineração do Brasil Ltda.

x

34. Lease and Easement of Road Agreement (Contrato de Locação e Servidão de Estrada em Área Rural)
Parties:	José Luciano Rufino, Pedro Isabel Rufino and Paulo Rufino da Rocha as lessors, and Namisa as lessee.
Purpose:	Lease and easement of a road located in a rural area onwed by the lessors, which grants access to an area owned by CSN, through Área Rural Lagoa das Casas Velhas, located in the Municipality of Belo Vale, State of Minas Gerais.
Date:	June 1st , 2008.

35. Lease of Railway Terminal Agreement (Contrato de Arrendamento de Terminal de Embarque Ferroviário)
Parties:	Itaminas Comércio de Minérios S.A as lessor, and CFM as lessee.
Purpose:	Lease of a railway terminal located at Fazenda do Engenho Seco, Municipality of Sarzedo, State of Minas Gerais.
Date:	July 10, 2007.

36. Deed of Purchase and Sale (Escritura Pública de Compra e Venda)
Parties:	WM. H. Muller (Minérios, Comércio e Navegação) as seller, and Santa Mariana Participação e Administração Ltda. as purchaser.
Real Estate Property:	Area known as Goiabeiras, with an area of approximately 121,0m², located at the Municipality of Congonhas, State of Minas Gerais.
Real Estate Registrar:	2nd Registrar of Congonhas, State of Minas Gerais.
Date:	July 2, 1987.

37. Ratification of Free Lease Agreement (Ratificação do Contrato de Comodato)
Parties:	Minerações Brasileiras Reunidas S.A. – MBR as lessor, and Itaminas Comércio de Minérios S.A. as lessee.
Leased Assets:	Real estate property named Fazenda do Pico do Fernandinho, located at the Municipality of Itabirito, State of Minas Gerais.
Date:	September 11, 1992.
Comment:	Such agreement ratifies the Free Lease Agreement (Ratificação do Contrato de Comodato) executed between Itaminas Comércio de Minérios S.A., as lessee, and the former owner of such property, Usina Queiroz Júnior S.A. – Indústria Siderúrgica, on July 18, 1986.

38. Deed of Assignment of Inheritance Rights (Escritura Pública de Cessão de Direitos Hereditários)

Parties:	Elson Miguel and others as lessors, and CFM as lessee.
Real Estate Property:	Real estate property with an area of approximately 2.520m², located at Pires, Municipality of Congonhas, State of Minas Gerais.
Real Estate Registrar:	2nd Real Estate Registrar of Congonhas, State of Minas Gerais.
Date:	September 5, 2006.

B. NMSA MADEIRA LTD.

1. Lease Agreement (Contrato de Utilização de Espaço)
Parties:	Startrade Management Lda. as lessor, and NMSA – Madeira Lda. as lessee.
Purposes:	Lease of office No. 106 Fornax, with an area of 20.9m², located at room 5.4, floor 5, Edifício Arriaga, Avenida Arriaga 42B, City of Funchal, Portugal.
Date:	August 1st , 2008.

2. Lease Agreement (Contrato de Utilização de Espaço)
Parties:	Startrade Management Lda. as lessor, and NMSA – Madeira Lda. as lessee.
Purposes:	Lease of 3 parking spaces No. 4.55, No. 4.5 and No. 4.48, located at Edifício Arriaga, Avenida Arriaga 42B, City of Funchal, Portugal.
Date:	August 1st , 2008.

Share Purchase Agreement and other Covenants

Schedule 6.1.11(ii)
Real Estate Liens

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.11(iii)
Real Estate Actions

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.11(iv)
Real Estate Governmental Approvals

There are no items to be disclosed under this Schedule.

Share Purchase Agreement and other Covenants

Schedule 6.1.11(V)
Real Estate Options

  Assignment of Purchase and Sale Commitment of Real Estate Property Agreement (Contrato de Cessão de Direito de Promessa de Compra e Venda Imobiliária)

Parties: Agenor Francisco dos Santos and Terezinha da Costa as lessors, and CFM as lessee.
Real Estate Property: Amount of land at Motas, with an area of 1.300,00m², located at R. Principal 15, Municipality of Ouro Preto, State of Minas Gerais.
Date: October 19, 2005.

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.11( VI)
MINING RIGHTS, LIENS

A. MINING RIGHTS

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.11(x)
Mining Rights Fees

  [•]

Share Purchase Agreement and other Covenants

Schedule 6.1.11(xi)
Mining Rights Required to the Construction and
Operation of the Company

  [•]

  [•]

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.12(I)
CONTRACTS

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.12(II)
CONTRACTS

There are no items to be disclosed under this Schedule.

Share Purchase Agreement and other Covenants

Schedule 6.1.13
Labor Matters

Please Refer to Items 2 and 3 of Schedule 6.1.7.

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.14
SUBSIDIARIES

1. Namisa holds equity interest directly in companies listed below:

1.1. MG Minérios S.A.

SHAREHOLDER	NUMBER OF SHARES	% OF CAPITAL STOCK (%)

Namisa	999,997	99,9997
Juarez Saliba de Avelar	1	0,0001
Isaac Popoutchi	1	0,0001
Otávio de Garcia Lazcano	1	0,0001

Total	1,000,000	100

1.2. Inversiones CSN Espanha S.L.:

QUOTAHOLDER	NUMBER OF	EUR	% OF CORPORATE
	QUOTAS		CAPITAL (%)

Namisa	3,010	3,010.00	100

Total	3,010	3,010.00	100

2. Namisa holds equity interest indirectly in companies listed below:

2.1. NMSA Madeira Lda.:

QUOTAHOLDER	NUMBER OF	EUR	% OF CAPITAL
	QUOTAS		STOCK (%)

Inversiones CSN Espanha S.L	2	5,000.00	100

Total	2	5,000.00	100

Share Purchase Agreement and other Covenants

Schedule 6.1.15(i)
Permits

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.15(ii)
Permits

There are no items to be disclosed under this Schedule.

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.16

ENVIRONMENTAL MATTERS

[•]

[•]

ii

[•]

iii

[•]

iv

SHARE PURCHASE AGREEMENT AND OTHER COVENANTS

SCHEDULE 6.1.17
TAX MATTERS

[•]

[•]

[•]

[•]

Share Purchase Agreement and other Covenants

Schedule 6.1.19
Insurance

There are no items to be disclosed under this Schedule.

Share Purchase Agreement and other Covenants

Schedule 6.1.23
Undisclosed Liabilities

There are no items to be disclosed under this Schedule.

Share Purchase Agreement and other Covenants

Schedule 6.1.24
Intellectual Property

1.
	TRADEMARK AND REQUEST NUMBER	REQUEST NUMBER	FORM	TYPE	DATE OF DEPOSIT	CONCESSION DATE	MATURITY DATE	EXTENSION	CLASS	SITUATION
1.	NAMISA COM BR	829744231	Name	Service	May 23, 2008	-	-	-	NCL (9) 37	Registration request published
2.		829043640	Name and image	Service	March 14, 2007	-	-	-	NCL (9) 40	Registration request published

Share Purchase Agreement and other Covenants

Schedule 11.1
Guarantors Percentage Ownership of Buyer

Itochu Corporation:	40.000%

JFE Steel Corporation:	16.200%

Nippon Steel Corporation:	16.200%

Sumitomo Metal Industries, Ltd.:	6.575%

Kobe Steel, Ltd.:	3.075%

Nisshin Steel Co., Ltd.:	1.750%

Posco:	16.200%